                            AGREEMENT FOR MERGER


      This Agreement for Merger (the "Agreement") is made and entered into this 22nd day of July, 1994 by and among Washington Mutual Savings Bank, a Washington stock savings bank ("WMSB"), Washington Mutual Federal Savings Bank, a federal savings association ("NFSB"), OLYMPUS CAPITAL CORPORATION, a Utah corporation ("Olympus") and OLYMPUS BANK, A FEDERAL SAVINGS BANK, a federal savings bank ("Olympus Bank").

      The parties desire for Olympus to be acquired by WMSB on the basis of a merger (the "Merger") of Olympus with and into WMSB, which shall be the resulting institution; and

      Therefore, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

      1. MERGER. Subject to the terms and conditions of this Agreement, the Merger is to be accomplished in the manner described herein.

            (a) MERGER OF OLYMPUS AND WMSB. Olympus shall be merged with and into WMSB in accordance with the Plan of Merger by and between WMSB and Olympus, substantially in the form attached hereto as Exhibit A-1 (the "Plan of Merger"), at the Effective Time (as defined in Section 2). The Plan of Merger provides for the terms of the Merger and the manner of carrying it into effect. The terms and conditions of the Plan of Merger are incorporated herein and made a part hereof.

            (b) SUBSEQUENT MERGER OF OLYMPUS BANK AND NFSB. The parties understand that WMSB and NFSB intend, after the Effective Time, to merge Olympus Bank with and into NFSB, with NFSB as the resulting institution (the "Bank Merger"). The Bank Merger shall be pursuant to the terms of a plan of merger to be agreed upon and entered into by Olympus Bank and NFSB and their respective post-closing directors and shareholders. Olympus and Olympus Bank agree to take such actions prior to the Effective Time as may be reasonably requested by WMSB and NFSB in order to be able to effect the Bank Merger following the Effective Time.

            (c) CONVERSION OF OLYMPUS COMMON STOCK. Subject to the provisions below and in the Plan of Merger, at the Effective Time, all of the outstanding shares of common stock, par value $1.00 per share, of Olympus ("Olympus Common Stock") shall be converted into the right to receive shares of common stock, par value $1.00 per share, of WMSB ("WMSB Common Stock"), as described below and in the Plan of Merger.

                  (i)   Subject to the other provisions of this Section 1(c) and
Section 1(h), holders of all outstanding shares of Olympus Common Stock will receive per share consideration equal to $15.50 per share of Olympus Common Stock subject to adjustment as provided in Section 1(c)(v) below (the "Merger Consideration"), such consideration to be paid in newly issued shares of WMSB Common Stock, subject to the conditions set forth in this Agreement and in the Plan of Merger. The per share value of WMSB Common Stock for the purpose of paying the Merger Consideration shall be the arithmetic average of the National Market System Closing Price of WMSB Common Stock for the ten trading days immediately preceding the third trading day before the Effective Date (the "Average Price"). The term "National Market System Closing Price" means the price per share of the last sale of WMSB Common Stock reported on the National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The exchange ratio for determining the number of shares of WMSB Common Stock to be issued for each share of Olympus Common Stock (the "Exchange Ratio") shall be the Merger Consideration divided by the Average Price. Computations of the Average Price and of the Exchange Ratio shall be carried to five decimals and then rounded to three decimals, rounding down if the fourth decimal is four or less or up if it is five or more. Cash will be paid in lieu of fractional shares as set forth in the Plan of Merger.

                (ii) If between the date of this Agreement and the Effective Time, the shares of WMSB Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the Average Price specified in Section 1(c)(i) shall be adjusted accordingly.

               (iii) In the event that the Average Price for the ten trading days immediately prior to the third trading day before the Effective Date is less than $18.00 (such amount to be adjusted accordingly if any of the events described in (ii) above occur), then at WMSB's sole option, WMSB may elect to pay up to 49% of the Merger Consideration in the form of cash. If WMSB makes such an election, then the Plan of Merger shall be substantially in the form of Exhibit A-2 attached hereto, and the Exchange Ratio shall be the product of (A) the portion of the Merger Consideration paid in the form of WMSB Common Stock, and (B) a fraction, the numerator of which is the Merger Consideration and the
denominator of which is the Average Price.   In the event that WMSB makes such
an election, each shareholder of Olympus shall have the opportunity to indicate such shareholder's preference as to the form of the Merger Consideration to be paid to such shareholder, such preference to be indicated in the manner and subject to the limitations set forth in Section 5(a)(i) of Exhibit A-2.

                (iv) If Foster Pepper & Shefelman is unwilling to provide the tax opinion referred to in Section 7.1(d) due solely to the fact that the appropriate officers of Olympus are unable to make the representation set forth in paragraph 2 of Section

7.01 of REV. PROC. 86-42, 86-2 C.B. 722, then WMSB shall, to the extent necessary to enable such representation to be rendered, reduce the percentage of the Merger Consideration to be paid in cash below 49% PROVIDED THAT in no event shall WMSB be required to reduce such percentage below 35%.

                  (v) In the event that the Merger is not consummated on or before April 30, 1995 (the "Yield Date"), then the Merger Consideration shall be equal to $15.50 plus the product determined by multiplying (i) $15.50 by (ii) the Extra Consideration Rate (as hereinafter defined) by (iii) a fraction the numerator of which equals the number of days elapsed between the Yield Date and the Effective Date and the denominator of which equals 365. For purposes hereof, the Extra Consideration Rate shall be 5% per annum.

            (d)  STOCK OPTIONS.

                         (i)  Disclosure Schedule 4.2 attached hereto sets forth
the holders of valid, outstanding options to purchase Olympus Common Stock under the Olympus Nonqualified Stock Option Plan and the Olympus Incentive Stock Option Plan (the "Stock Option Plans") and the exercise price of each such option. It is understood that if any holder exercises his or her options, that exercise and any subsequent sale, transfer, pledge or other disposition of the shares shall be in compliance with any applicable requirements of the Securities and Exchange Commission's ASR 135 and Section 1(h).

                        (ii) The Stock Option Plans currently provide that, upon the execution of this Agreement, all outstanding options shall become immediately exercisable and that as of the Effective Time any such options then unexercised shall terminate. Olympus intends to present for shareholder approval an amendment to the Stock Option Plans which shall state that if and only if WMSB elects, pursuant to Section 1(c)(iii) of this Agreement, pay a portion of the Merger Consideration in cash, the Stock Option Plans shall be amended to delete section 7.02 thereof and substitute for it, a provision providing that the outstanding options shall not terminate as of the Effective Time but shall instead be converted into fully vested options to acquire WMSB Common Stock. Each option to acquire Olympus Common Stock shall become an option to acquire the number of shares of WMSB Common Stock determined by multiplying (i) the number of shares of Olympus Common Stock covered by such option by (ii) the Exchange Ratio. The price at which each option to acquire a share of WMSB Common Stock shall be exercisable shall be determined by dividing
(x) the exercise price of the option to acquire Olympus Common Stock by (y) the Exchange Ratio. Calculation of the number of shares and the exercise price shall each be carried out to four decimals and then rounded to two decimals, rounding down if the third decimal is four or less or up if it is five or more. (So that, by way of example, if the Exchange Ratio is .50 and a person has an option to acquire 1,000 shares of Olympus Common

Stock at $7.00 per share, then at the Effective Time, the option will be converted into an option to acquire 500 shares of WMSB Common Stock at $14.00.)

      In the event that such amendment is approved and WMSB elects to pay a portion of the Merger Consideration in cash pursuant to Section 1(c)(iii), at the Effective Time, the Stock Option Plans shall become separate plans of WMSB, the options to acquire Olympus Common Stock shall nonetheless convert solely into options to acquire WMSB Common Stock and, for purposes of this Section 1(d)(ii), the Exchange Ratio shall not be adjusted as provided by the last sentence of Section 1(c)(iii) and shall remain to be calculated by dividing the Merger Consideration by the Average Price.

            (e) OLYMPUS STOCKHOLDERS' MEETING. Subject to Section 6.7, Olympus shall, as soon as practicable, hold a meeting of its stockholders (the "Olympus Stockholders' Meeting") to submit for stockholder approval (the "Olympus Stockholder Approval") this Agreement and the Parent Plan of Merger.

            (f) CHANGE IN STRUCTURE. At the option of WMSB, the transaction may be restructured in any manner requested by WMSB provided that no such restructuring shall modify the amount or the form of the Merger Consideration or the tax consequences of the transaction to shareholders of Olympus from those contemplated by this Agreement as described in Section 7.1(d). The parties specifically acknowledge that they are aware that WMSB may, prior to the Effective Time, restructure its own corporate structure and that a holding company may be established ("WMSB Holding Company") that will hold all of the issued and outstanding shares of WMSB and that the holders of WMSB stock will exchange their shares in WMSB for an equal number of WMSB Holding Company shares of stock. If this restructuring takes place, it is contemplated that Olympus would merge with and into WMSB Holding Company, with WMSB Holding Company as the resulting institution. In addition, without limiting the generality of the first sentence of this Section 1(f), WMSB may elect to have the Bank Merger occur by merging Olympus Bank with Washington Mutual, a Federal Savings Bank ("WMFSB") so long as the conditions set forth in the first sentence of this
Section 1(f) are complied with and so long as, at the time of the Bank Merger, WMFSB is wholly owned by WMSB or WMSB Holding Company. If the transaction is restructured and WMSB Holding Company is formed, WMSB Holding Company shall (i) prepare and file with the SEC a registration statement on Form S-4 (together with amendments thereto, the "Registration Statement") in connection with the registration under the Securities Act of the WMSB Holding Company Stock to be issued in connection with the Merger, (ii) use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and (iii) take any other action required to be taken under any applicable federal or state securities laws in connection with the issuance of WMSB Holding Company Common Stock in the Merger.

            (g)   OFFERING CIRCULAR/PROXY STATEMENT.

                  (i) The parties hereto will cooperate in the preparation of an appropriate offering circular/proxy statement satisfying all applicable requirements of the Securities Exchange Commission ("SEC") and the Federal Deposit Insurance Corporation ("FDIC") promulgated under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder and applicable state law (such offering circular/proxy statement in the form mailed by Olympus to Olympus stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Offering Circular/Proxy Statement").

                (ii) WMSB will furnish such information concerning WMSB and its subsidiaries as is necessary in order to cause the Offering Circular/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1(g)(i). WMSB agrees promptly to advise Olympus if at any time prior to the Olympus Stockholders' Meeting any information provided by WMSB for inclusion in the Offering Circular/Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. WMSB will continue to furnish Olympus with such supplemental information as may be necessary in order to cause such Offering Circular/Proxy Statement, insofar as it relates to WMSB and its subsidiaries, to comply with Section 1(g)(i) after the mailing thereof to Olympus stockholders.

               (iii) WMSB and Olympus will, as promptly as practicable, file the Offering Circular/Proxy Statement, as required by law, with the SEC, the Office of Thrift Supervision (the "OTS"), the FDIC and applicable state securities agencies and will use all reasonable efforts to cause the Offering Circular/Proxy Statement to become effective under any applicable securities laws at the earliest practicable date. WMSB will advise Olympus promptly when the Offering Circular/Proxy Statement has been approved for use in all necessary states.

            (h)   ACCOUNTING TREATMENT.

                  (i) The parties hereto intend for the Merger to be treated as a pooling of interests for accounting purposes. From and after the date hereof and until the Effective Time, neither WMSB nor Olympus nor any of their respective subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. The persons specified on Exhibit B-1 hereto may be deemed to be "affiliates" of Olympus for purposes of the Securities and Exchange Commission's ASR 135. WMSB has received from each person so identified, a written agreement in the form of Exhibit

B-2 hereof. Prior to the Effective Time, Olympus shall use all reasonable efforts to cause any additional person who becomes or is identified as an "affiliate" to execute such an agreement.

                (ii) WMSB shall have the right to place a restrictive legend on all shares of WMSB Common Stock to be received by an "affiliate" so as to preclude their transfer or disposition in violation of such letters, to instruct its transfer agent not to permit the transfer of any such shares and/or to take any other steps reasonably necessary to ensure compliance with ASR 135. Prior to 30 days before the Effective Time, stock certificates evidencing ownership of all Olympus Common Stock by Olympus "affiliates" shall be delivered to Olympus and Olympus shall retain such certificates or certificates of WMSB Common Stock into which they are exchanged until such time as financial results covering at least 30 days of combined operations of the merged party shall have been published, at which time such certificates shall be released.

               (iii) Notwithstanding the above, WMSB, in its sole discretion, may elect at any time not to proceed with qualifying the Merger to be treated as a pooling of interests for accounting purposes in which case the restrictions in this Section 1(h) shall no longer be applicable.

      2. EFFECTIVE TIME; CLOSING. The Merger shall become effective at the time (not earlier than January 1, 1995) of the occurrence of both (a) endorsement of the articles of merger by the Director of Financial Institutions of the State of Washington (the "Director") and the filing of the same with the Secretary of State of the State of Washington (the "Secretary") and (b) delivery to the Division of Corporations and Commercial Code of the State of Utah (the "Division") of the articles of merger, or at such later time after such filing and delivery as is provided in the articles of merger. As used herein, the term "Effective Time" shall mean the date and time when the Merger becomes effective. As used herein, the term "Effective Date" shall mean the day on which the Effective Time occurs. The parties intend that the Effective Time shall occur after the close of business on the first Friday which is at least ten business days following the satisfaction of the conditions set out in Section 7.1(a) and
(b) below. A closing (the "Closing") shall take place prior to the Effective Time at the offices of Foster Pepper & Shefelman, 1111 Third Avenue, Suite 3400, Seattle, Washington, or at such other place as the parties hereto may mutually agree upon for the Closing to take place.

      3. OPTION TO PURCHASE CERTAIN SHARES. As a condition of the execution of this Agreement, WMSB has required the delivery by Olympus of an option (the "Option"), substantially in the form attached hereto as Exhibit C, entitling WMSB to purchase shares of Olympus Common Stock at a price per share stated therein.

      4. REPRESENTATIONS AND WARRANTIES OF OLYMPUS AND OLYMPUS BANK. The "Olympus Disclosure Schedules" shall mean all of the disclosure schedules required by this Agreement, dated as of the date hereof, which have been delivered to WMSB and NFSB. Olympus and Olympus Bank hereby jointly and severally represent and warrant to WMSB as follows:

            4.1   ORGANIZATION, POWER, GOOD STANDING, ETC.

                  (a) Olympus is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Olympus Bank is a federally chartered savings bank duly organized and validly existing under the laws of the United States, the charter of which is in full force and effect and for which no conservator or receiver has been appointed. Each of Olympus and Olympus Bank has all the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted. Each of Olympus and Olympus Bank is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Olympus.
Olympus Bank accounts are insured by the Savings Association Insurance Fund (the "SAIF") administered by the FDIC in accordance with the Federal Insurance Deposit Act. Olympus Bank is a member in good standing of the Federal Home Loan Bank of Seattle. Olympus is a savings and loan holding company duly registered with the OTS. Olympus Bank is a qualified thrift lender pursuant to Section 10(m) of the Home Owners' Loan Act ("HOLA"). Each of Olympus and Olympus Bank has heretofore delivered or made available to WMSB true and correct copies of its Articles of Incorporation or Charter, as the case may be, (together, the "Articles") and its bylaws as in effect on the date hereof. As used in this Agreement, the term "Material Adverse Effect" with respect to a party shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.

                  (b) Disclosure Schedule 4.1(b) correctly sets forth a list of each firm, corporation, partnership, joint venture or similar organization which is consolidated with Olympus for financial reporting purposes and each corporation a majority of the outstanding capital stock of which is owned by Olympus, including Olympus Bank and any subsidiary thereof, (each, including Olympus Bank and any subsidiaries thereof, a "Olympus Subsidiary"). Disclosure
Schedule 4.1(b) also sets forth as to each Subsidiary, the jurisdiction of its incorporation and the percentage of capital stock owned by Olympus or Olympus Bank, as the case may be. Except as set forth on Disclosure Schedule 4.1(b), each Olympus Subsidiary has the corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted, if any, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it make such qualification necessary and where the failure to be so licensed or qualified would individually or in the aggregate, have a Material Adverse Effect on Olympus. Disclosure Schedule 4.1(b) also correctly sets forth a list of each firm, corporation, partnership, joint venture or similar organization (other than any entity which is a Olympus Subsidiary) in which Olympus or any Olympus Subsidiary has a direct or indirect controlling, or 10 percent or greater, equity interest (an "Investment Entity").

                  (c) The minute books of Olympus and Olympus Bank contain materially complete and accurate records of all meetings held and other corporate action taken, since December 31, 1990, by each company's stockholders and Board of Directors.

                  (d) Except as set forth on Disclosure Schedule 4.1(d), Olympus does not own (beneficially or otherwise) any capital stock or other equity interest in any corporation or other entity which is not a Subsidiary or Investment Entity.

                  (e) Each of Olympus and Olympus Bank has each previously delivered to, or made available for inspection by, WMSB true and complete copies of all agreements to which it is a party or by which it or any of its assets may be bound, other than loans, credit facility agreements or accounts in the ordinary course, (i) which relate to any ownership interest by Olympus or Olympus Bank of an equity interest in any partnership, joint venture, or similar enterprise, (ii) pursuant to which either Olympus or Olympus Bank may be required to transfer funds in respect of an equity interest to, make an investment in, or guarantee or assume any debt, dividend or other obligation of, any person or entity, partnership, joint venture or similar enterprise, or (iii) pursuant to which they are or may become an equity investor in a real estate project.

                  (f) Olympus owns all of the issued and outstanding shares of stock of Olympus Bank.

            4.2 CAPITALIZATION. The authorized capital stock of Olympus consists of 10,000,000 shares of common stock, par value $1.00 per share ("Olympus Common Stock"). As of the date hereof, 3,099,639 shares of Olympus Common Stock are issued and outstanding. No shares of stock are held in Olympus's treasury. All of the issued and outstanding shares of Olympus Common Stock have been duly authorized, validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. There are 455,500 shares of Olympus Common Stock reserved for issuance upon the exercise of outstanding employee and director stock options but not for any other reason.

Disclosure Schedule 4.2 sets forth a list of all individuals who hold stock options, the number of shares for which options have been granted to such individuals and the exercise price for each option. Except as set forth in Disclosure Schedule 4.2, neither Olympus nor any Olympus Subsidiary is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, or issuance of any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares of its capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings to which Olympus or any Olympus Subsidiary is a party with respect to voting any such shares. Except as otherwise set forth on Disclosure Schedule 4.1(b), all of Olympus's Subsidiaries' capital stock, which is issued and outstanding, is owned by Olympus.

            4.3   LOAN PORTFOLIO.

                  (a) All evidences of indebtedness in current principal amount in excess of $150,000 reflected as assets in Olympus's March 1994 Financial Statements (as hereinafter defined) were, as of March 31, 1994, in all respects binding obligations of the respective obligors named therein and no such indebtedness is subject to any defenses which have been asserted on or prior to the date of this Agreement, or, to the best knowledge of Olympus, may be asserted, except as set forth on Disclosure Schedule 4.3(a), and except for defenses arising from applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. To the knowledge of Olympus, except for a loan to LifeCare Centers of America with a principal balance of $556,454, a loan to Jolene Company, Inc. with a principal balance of $660,219 and a loan to Eugene Barrango in the principal balance of $649,738, in each case as of June 30, 1994, all such indebtedness in a current principal amount in excess of $25,000 that is primarily secured by an interest in real property is secured by a valid and perfected first lien (other than consumer loans, which include home equity and second mortgage loans).


                  (b) All loans with a balance in excess of $250,000 as of June 30, 1994 which are secured by property other than 1-4 family residences are listed on Disclosure Schedule 4.3(b), which indicates, for each such loan, the loan number, the borrower's name and the unpaid balance as of June 30, 1994.

                  (c) Except as disclosed on Disclosure Schedule 4.3(c), no loan, all or any part of which is an asset of Olympus Bank was, as of June 30, 1994, more than 30 days delinquent.

                  (d) To the knowledge of Olympus, the documentation for each loan (the "Loan File") is correct and complete to the extent that all Loan Files contain those documents necessary for Olympus Bank to enforce the loans and realize upon the security, if any, therefor, including but not limited to properly executed notes or credit agreements and security documents. In addition, the Loan Files for all loans secured primarily by real property also contain evidence of property casualty insurance (or are covered by a mortgage protection policy) and, where required by the OTS or other governmental regulators, appraisals, policies of title insurance (or, in the case of loans closed within the past three months, commitments therefor) and policies of flood insurance.

                  (e) With isolated minor exceptions, each outstanding loan or commitment to extend credit was solicited and originated and is administered in accordance with the relevant loan documents and in material compliance with all requirements of federal, state and local laws and regulations applicable at the time the loan was originated or modified.

                  (f) Disclosure Schedule 4.3(f) sets forth as of July 15, 1994, as to each loan in which Olympus Bank has sold participation interests, the total loan balance, the percentage of interest sold, the identity of the purchaser and an indication of whether or not there are any buy-back or guarantee obligations and whether the percentage of interest retained by Olympus Bank is subordinated to the percentage of interest sold; provided, however, as to 1-4 family residential loans such information is provided by loan package sold instead of individual loans. The same sets forth, as of June 30, 1994, as to each participation purchased, the total loan balance, the percentage of interest purchased, the identity of the seller and an indication of whether or not there are any put-back rights or indemnifications and whether the percentage of interest purchased by Olympus Bank is superior to the percentage of interest retained by the seller.

                  (g) There are no employee, officer, director or other affiliate loans on which the borrower is paying a rate other than that reflected on the note or the relevant credit agreement.

            4.4   REPORTS.

            (a) Olympus and Olympus Bank have duly filed with the SEC, the FDIC and the OTS, in correct form in all material respects, the monthly, quarterly, semiannual and annual reports required to be filed by them under applicable regulations for all periods subsequent to December 31, 1990. Olympus and Olympus Bank have previously delivered or made available to WMSB accurate and complete copies of such reports.

            (b) Olympus and Olympus Bank have previously delivered or made available to WMSB an accurate and complete copy of each (a) final registration statement, prospectus, report and definitive proxy statement filed by Olympus since January 1, 1991 with the SEC, and (b) communication (other than general advertising materials) mailed by Olympus or Olympus Bank to its stockholders since January 1, 1991 and no such registration statement, prospectus, report, proxy statement or communication, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            4.5   AUTHORITY.

                 (a) Olympus has requisite corporate power and authority to execute and deliver this Agreement, the Plan of Merger and the Option and, subject to the Olympus Stockholder Approval and applicable regulatory approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Plan of Merger, and the Option and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Olympus. This Agreement and the Option have been duly and validly executed and delivered by Olympus and, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitute valid and binding obligations of Olympus, enforceable against it in accordance with their respective terms.


                  (b) Olympus Bank has requisite corporate power and authority to execute and deliver this Agreement and, subject to applicable regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Olympus Bank. This Agreement has been duly and validly executed and delivered by Olympus Bank and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and binding obligation of Olympus Bank, enforceable against it in accordance with its terms.

            4.6 NO VIOLATION. Neither the execution and delivery of this Agreement, the Plan of Merger or the Option nor the consummation by Olympus or Olympus Bank of the transactions contemplated hereby and thereby, nor compliance by Olympus or Olympus Bank with any of the terms or provisions hereof or thereof, will (i) assuming Olympus Stockholder Approval, violate any provision of the Articles or bylaws of Olympus, or the Charter or bylaws of Olympus Bank,
(ii) assuming the consents and approvals referred to in Section 7.1 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Olympus or any Olympus Subsidiary, or any of its respective properties or assets, or (iii) except as set forth on Disclosure Schedule 4.6, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Olympus or any Olympus Subsidiary, under any of the terms, conditions or provisions of any note, bond, mortgage indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Olympus or any Olympus Subsidiary is a party, or by which it or any of its properties or assets may be bound or affected, except with respect to (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations and encumbrances which would not in the aggregate have a Material Adverse Effect on Olympus.

            4.7 CONSENTS AND APPROVALS. Except for (i) consents and approvals of or filings, deliveries or registrations with the SEC, the OTS, the FDIC, the Director, the Secretary, the Division, the United States Department of Justice (the "Justice Department"), the Federal Reserve Board or other applicable governmental authorities, (ii) the approval of the stockholders of Olympus and (iii) the consents, approvals, filings or registrations set forth on Disclosure Schedule 4.6, no consents or approvals of or filings or registrations with any third party or public body or authority, except for consents, approvals, filings or registrations where the failure to obtain such consents or approvals or to make such filings or registrations would not prevent or delay the Merger and would not in the aggregate have a Material Adverse Effect on Olympus, are necessary in connection with the execution and delivery by Olympus or Olympus Bank of this Agreement and the consummation of the transactions contemplated hereby.

            4.8   FINANCIAL STATEMENTS.

                  (a) Olympus has previously delivered or made available to WMSB copies of (i) the consolidated statements of financial condition of Olympus and the Olympus Subsidiaries as of December 31, in each of the three fiscal years 1991, 1992 and 1993, and the related consolidated statements of income, statements of stockholders' equity and statements of cash flows for each of the three year periods ending, respectively, on December 31, 1991, 1992 and 1993, as reported in Olympus's Annual Reports filed with the SEC under the Securities Exchange Act, in each case accompanied by the Olympus audit reports of Deloitte & Touche, independent public accountants, with respect to Olympus (the "Olympus 1991, 1992 and 1993 Financial Statements," respectively), and (ii) the unaudited consolidated balance sheet of Olympus as of March 31, 1994 and the related unaudited consolidated statements of income and statements of cash flows for the three-month period then ended as reported in Olympus's Quarterly Reports on Form 10-Q filed with the SEC under the Securities Exchange Act (the "Olympus March 1994 Financial Statements"). The consolidated statements of condition of Olympus referred to herein (including the related notes) fairly present the consolidated financial position of Olympus as of the respective dates set forth therein, and the other financial statements referred to herein (including the related notes) fairly present the results of the consolidated operations and changes in stockholders' equity and cash flows of Olympus for the respective fiscal periods or as of the respective dates set forth therein, except that interim unaudited financial statements are subject to normal year-end adjustments.

                  (b) Each of the financial statements referred to in Section 4.8(a) (including the related notes) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as indicated in the notes thereto). The books and records of Olympus have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions.

            4.9 BROKERAGE. Except for amounts owed to Goldman, Sachs & Co., there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation arising out of or due to any act of Olympus or of any Olympus Subsidiary in connection with the transactions contemplated by this Agreement.

            4.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. As of the date of this Agreement, except as disclosed in Disclosure Schedule 4.10, there has not been any material adverse change in the business, operations, properties, assets or financial condition of Olympus and the Olympus Subsidiaries, taken as a whole, from that described in the 1993 Annual Report or the Olympus March 1994 Financial Statements (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole, including, without limitation changes in law or regulation, and changes in generally accepted accounting principles or interpretations thereof) and, to the best of Olympus's knowledge, no fact or condition exists as of the date hereof that Olympus has reason to believe may cause such a material adverse change in the future.

            4.11 LITIGATION, ETC. As of the date of this Agreement, except as disclosed on Disclosure Schedule 4.11, there are no actions, suits, claims, inquiries, proceedings or, to the knowledge of Olympus, investigations before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of Olympus, threatened against Olympus or any Olympus Subsidiary which would reasonably be expected to result in any liabilities, including defense costs, in excess of $250,000 in the aggregate. Except as disclosed on Disclosure Schedule 4.11, neither Olympus nor any Olympus Subsidiary is subject to any order, judgment or decree and neither Olympus nor any Olympus Subsidiary is in default with respect to any such order, judgment or decree.

            4.12  TAXES AND TAX RETURNS.

                  (a) The amounts set up as provisions for taxes on the Olympus March 1994 Financial Statements are sufficient for all material accrued and unpaid federal, state, county and local taxes, interest and penalties of Olympus and all Olympus Subsidiaries, whether or not disputed, for the period ended March 31, 1994 and for all fiscal periods prior thereto. Only the federal income tax returns of Olympus and Olympus Bank for the fiscal years ending in 1990, 1991, 1992 and 1993 are subject to audit or adjustment by the Internal Revenue Service or the applicable taxing authorities. Complete and correct copies of the income tax returns of Olympus and each Olympus Subsidiary for the five fiscal years ending December 31, 1993, as filed with the Internal Revenue Service and all state and local taxing authorities, together with all related correspondence and notices, have previously been delivered or made available to WMSB.

                  (b) Each of Olympus and each Olympus Subsidiary has timely and correctly filed all federal, state, county and local tax and other returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns), except to the extent that the failure to timely or correctly file such returns does not result in aggregate penalties or assessments of more than $25,000 or a reduction in federal income tax net operating loss carryforward deductions of more than $75,000, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever shown by such Returns to be owed, or which are otherwise due and payable (hereinafter called "Taxes"), and to the extent any material liabilities for Taxes have not been fully discharged, full and complete reserves have been established on the Olympus 1993 Financial Statements. Neither Olympus nor any Olympus Subsidiary is in default in the payment of any Taxes due or payable or any assessments received in respect thereof except for Taxes which are being contested in good faith. No additional assessments of Taxes are known to Olympus or any Olympus Subsidiary to be proposed, pending or threatened, other than Taxes for periods for which returns are not yet filed.

                  (c)   Olympus has not filed a consent to the application of
Section 341(f) of the Internal Revenue Code of 1986, as amended.


            4.13  EMPLOYEES; EMPLOYEE BENEFIT PLANS.

                  (a) As of the date of this Agreement, except as set forth in Disclosure Schedule 4.13(a)(i) neither Olympus nor any Olympus Subsidiary is a party to or bound by any contract, arrangement or understanding (whether written or oral) with respect to the employment or compensation of any officers, employees or consultants and except as provided herein, and under those Benefit Plans (as defined below) set forth in Disclosure Schedule 4.13(a)(ii), consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Olympus or any Olympus Subsidiary to any officer or employee thereof. Olympus has previously delivered or made available to WMSB true and complete copies of all employment, consulting and deferred compensation agreements that are in writing, to which Olympus or any Olympus Subsidiary is a party.

                  (b) Except as set forth on Disclosure Schedule 4.13(b), as of the date of this Agreement, no officer or employee of Olympus or any Olympus Subsidiary is receiving aggregate remuneration (bonus, salary and commissions) at a rate which, if annualized, would exceed $50,000 in 1994.

                  (c) Except as disclosed on Disclosure Schedule 4.13(c), as of the date of this Agreement, there are not, and have not been at any time in the past three years, any actions, suits, claims or proceedings before any court (which have been served on Olympus or Olympus Bank), commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the best of Olympus's knowledge, threatened by any employees, former employees or other persons relating to the employment practices or activities of Olympus or any Olympus Subsidiary (except for threatened actions which have subsequently been resolved). Neither Olympus nor any Olympus Subsidiary is a party to any collective bargaining agreement, and no union organization efforts are pending or, to the best of Olympus's knowledge, threatened nor have any occurred during the last three years.

                  (d) Olympus and Olympus Bank have made available to WMSB true and complete copies of all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials.

                  (e) With respect to all employee benefit plans, Olympus and Olympus Bank represent and warrant as follows:

                        (i) All employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension, bonus, deferred compensation, stock bonus, stock purchase, post-retirement medical, hospitalization, health and other employee benefit plan, program or arrangement, whether formal or informal, under which Olympus or any Olympus Subsidiary has any obligation or liability, or under which any employee or former employee has any rights to benefits (the "Benefit Plans") are set forth on Disclosure Schedule 4.13(e)(i). All Benefit Plans that are subject to the funding requirements in Title I, Subtitle B, Part 3 of ERISA or SECTION 412 of the Internal Revenue Code of 1986, as amended (the "Code"), are in compliance with such funding standards, and no waiver or variance from such funding requirements has been obtained or applied for under
Section 412(d) of the Code. None of the Benefit Plans is subject to Title IV of ERISA or is a "multiemployer plan," as such term is defined in Section 3(37) and 4001(a)(3) of ERISA and Section 414(f) of the Code.

                      (ii) In all material respects, the terms of the Benefit Plans are, and the Benefit Plans have been administered, in accordance with the requirements of ERISA, the Code, applicable law and the respective plan documents. Except as disclosed on Disclosure Schedule 4.13(e)(ii), none of the Benefit Plans is under audit or is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor or any other federal or state governmental agency. Except as disclosed on Disclosure Schedule 4.13(e)(ii), all material reports and information required to be filed with, or provided to, the United States Department of Labor, Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC") and plan participants and beneficiaries with respect to each Benefit Plan have been timely filed or provided. With respect to each Benefit Plan for which an annual report has been filed, no material change has occurred with respect to the matters covered by the most recent annual report since the date thereof.

                     (iii) Except as disclosed on Disclosure Schedule 4.13(e)(iii) neither Olympus nor Olympus Bank is aware of any facts regarding any Benefit Plan which is an "employee pension benefit plan" as defined in
Section 3(2) of ERISA (collectively, the "Employee Pension Benefit Plans") that would present a significant risk that any Employee Pension Benefit Plan would not be determined by the appropriate District Director of the Internal Revenue Service to be "qualified" within the meaning of Section 401(a) of the Code, or with respect to which any trust maintained pursuant thereto is not exempt from federal income taxation pursuant to Section 501 of the Code, or with respect to which a favorable determination letter could not be issued by the Internal Revenue Service with respect to each such Employee Pension Benefit Plan.

                      (iv) Prior to the Closing, Olympus and Olympus Bank shall deliver or make available to WMSB complete and correct copies (if any) of
(w) the most recent Internal Revenue Service determination letter relating to each Employee Pension Benefit Plan intended to be tax qualified under Section 401(a) and 501(a) of the Code, (x) the most recent annual report (Form 5500 Series) and accompanying schedules of each Benefit Plan, filed with the Internal Revenue Service or an explanation of why such annual report is not required, (y) the most current summary plan description for each Benefit Plan, and (z) the most recent audited financial statements of each Benefit Plan.

                       (v) With respect to each Benefit Plan, all contributions, premiums or other payments due or required to be made to such plans as of the Effective Time have been or will be made or accrued prior to the Effective Time.

                      (vi) To the best of Olympus's and Olympus Bank's knowledge, there are not now, nor have there been, any "prohibited transactions", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Olympus, Olympus Bank, or any officer, director or employee of Olympus or Olympus Bank, with respect to the Benefit Plans that could subject Olympus or Olympus Bank or any other party-in-interest to the penalty or tax imposed under Section 502(i) of ERISA and Section 4975 of the Code.

                     (vii) As of the date of this Agreement, no claim, lawsuit, arbitration or other action has been instituted, asserted (and no such lawsuit has been served on Olympus or Olympus Bank) or, to the best of Olympus and Olympus Bank's knowledge, threatened by or on behalf of such Benefit Plan or by any employee alleging a breach or breaches of fiduciary duty or violations of other applicable state or federal law with respect to such Benefit Plans, which could result in liability on the part of Olympus or any Olympus Subsidiary or a Benefit Plan under ERISA or any other law, nor is there any known basis for successful prosecution of such a claim, and WMSB will be notified promptly in writing of any such threatened or pending claim arising between the date hereof and the Closing.

                    (viii) Except as set forth on Disclosure Schedule 4.13(e)(viii) (such disclosure being made in accordance with the principles of Financial Accounting Standard No. 106 of the Financial Accounting Standards Board) or as may be required by the Consolidated Omnibus Budget and Reconciliation Act of 1985, as amended ("COBRA"), no Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment nor does Olympus or any Olympus Subsidiary have any current or projected liability under any such plans.

                      (ix) Except as set forth on Disclosure Schedule 4.13(e)(ix)(A), Olympus and the Olympus Subsidiaries have not maintained or contributed to, and do not currently maintain or contribute to, any severance pay plan. All payments (other than regular wages and vacation pay) made to employees of Olympus or the Olympus Subsidiaries coincident with or in connection with termination of employment since January 1, 1993 are disclosed on Disclosure Schedule 4.13(e)(ix)(B).

                       (x) Except as provided in Sections 6.13 and 6.14, and under Disclosure Schedule 4.13(a)(ii) no individual will accrue or receive any additional benefits, service, or accelerated rights to payment or vesting of benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                      (xi) Olympus and each Olympus Subsidiary has complied in all material respects with all of the requirements of COBRA.

                     (xii) All amendments required to bring all Benefit Plans into conformity with any of the applicable provisions of ERISA and the Code have been duly adopted or will be duly adopted as of the Effective Date, subject to further revisions that may be required by the Internal Revenue Service.

                    (xiii) Except as set forth on Disclosure Schedule 4.13(a)(ii), there are no Benefit Plans or other arrangements of Olympus or the Olympus Subsidiaries under which any individual can or will receive an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

            4.14 OLYMPUS AND OLYMPUS BANK INFORMATION. The information relating to Olympus to be contained in the Offering Circular/Proxy Statement contemplated by Section 1(g) hereof will not, at the time it is filed with the applicable governmental authorities, as of the date thereof, or at the dates stockholder actions are taken with respect to the transactions contemplated therein, contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements, in light of the circumstances under which such statements were made, not misleading.

            4.15 COMPLIANCE WITH APPLICABLE LAW.

                  (a) Olympus and each Olympus Subsidiary holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of their respective businesses and such Permits are in full force and effect, and Olympus and each Olympus Subsidiary are in all respects complying therewith, except where the failure to possess or comply with such Permits would not have a Material Adverse Effect on Olympus.

                  (b) Except as set forth on Disclosure Schedule 4.15(b), each of Olympus and each Olympus Subsidiary is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have in the aggregate a Material Adverse Effect on Olympus.

            4.16  CONTRACTS AND AGREEMENTS.

                  (a) Olympus and Olympus Bank have previously delivered to, or made available for inspection by, WMSB each insurance policy to which Olympus or any Olympus Subsidiary is a party (other than insurance policies under which Olympus or Olympus Bank is named as a loss payee or additional insured as a result of its position as a secured lender).

                  (b) As of the date of this Agreement, except as disclosed in Disclosure Schedule 4.16(b), (i) except with respect to deposits or other borrowings in the ordinary course, neither Olympus nor any Olympus Subsidiary is a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by Olympus or any Olympus Subsidiary of more than $25,000, (ii) neither Olympus nor any Olympus Subsidiary is a party to nor is it bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of Olympus and the Olympus Subsidiaries taken as a whole and (iii) no commitment, contract, agreement or other instrument other than Olympus or Olympus Bank's charter documents, to which Olympus or any Olympus Subsidiary is a party or by which it is bound, limits the freedom of Olympus or any Olympus Subsidiary to compete in any line of business or with any person.

            4.17  AFFILIATE TRANSACTIONS.

                  (a) Except as disclosed in Disclosure Schedule 4.17 or in Olympus's proxy statements relating to its annual meetings of shareholders, and except as specifically contemplated by this Agreement, since January 1, 1990, neither Olympus nor Olympus Bank has engaged in, or is currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to Olympus or Olympus Bank of $60,000 or more during any consecutive 12 month period other than transactions between or among Olympus or any Olympus Subsidiary which are not in violation of Sections 23A and 23B of the Federal Reserve Act.

                  (b) For purposes of this Section 4.17, Affiliated Person means:

                         (i)  a director, executive officer or Controlling
Person (as defined below) of either Olympus or Olympus Bank;

                        (ii) a spouse of a director, executive officer or Controlling Person of either Olympus or Olympus Bank;

                       (iii) a member of the immediate family of a director, executive officer, or Controlling Person of either Olympus or Olympus Bank who has the same home as such person;

                        (iv) any corporation or organization (other than Olympus or a Olympus Subsidiary) of which a director, executive officer or Controlling Person of Olympus or Olympus Bank (w) is a chief executive officer, chief financial officer, or a person performing similar functions; (x) is a general partner; (y) is a limited partner who, directly or indirectly, either alone or with his spouse and the members of his immediate family who are also Affiliated Persons, owns an interest of five percent or more in the partnership (based on the value of his contribution) or who, directly or indirectly through other directors, executive officers and Controlling Persons of Olympus or Olympus Bank and their spouses and their immediate family members who are also Affiliated Persons, owns an interest in 25 percent or more of the partnership; or (z) directly or indirectly either alone or with his spouse and the members of his immediate family who are also Affiliated Persons, owns or controls ten percent or more of any class of equity securities, or owns or controls, with other directors, executive officers, and Controlling Persons of Olympus or Olympus Bank and their spouses and their immediate family members who are also Affiliated Persons, 25 percent or more of any class of equity securities;

                         (v)  any trust or estate in which a director, executive
officer, or Controlling Person of Olympus or Olympus Bank or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity.

                  (c) For purposes of this Section 4.17 a Controlling Person is any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding Olympus Common Stock.

                  (d) For purposes of this Section 4.17, the term "director" means any director, trustee, or other person performing similar functions with respect to any organization whether incorporated or unincorporated.

                  (e) For purposes of this Section 4.17, the term "executive officer" means the president, any executive vice president, any senior vice president, the secretary, the treasurer, the comptroller, and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

            4.18 DISCLOSURE. To the knowledge of Olympus, no representation or warranty of Olympus or Olympus Bank contained in this Agreement, and no statement contained in the Disclosure Schedules delivered by Olympus or Olympus Bank hereunder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it was made, not misleading.

            4.19  TITLE TO PROPERTY.

                  (a) REAL PROPERTY. Disclosure Schedule 4.19(a) contains a description of all interests in real property (other than real property security interests received in the ordinary course of business), whether owned, leased or otherwise claimed, including a list of all leases of real property, in which Olympus and any Olympus Subsidiary has or claims an interest as of the date of this Agreement and any guarantees of any such leases by any of such parties. True and complete copies of such leases have previously been delivered or made available to WMSB, together with all amendments, modifications, agreements or other writings related thereto. Except as disclosed on Disclosure
Schedule 4.19(a), each such lease is legal, valid and binding as between Olympus, or a Olympus Subsidiary and the other party or parties thereto, and the occupant is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. Except as disclosed on Disclosure Schedule 4.19(a), Olympus and each Olympus Subsidiary have good, valid and marketable title to all real property owned by them on the date of this Agreement, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of Olympus and each Olympus Subsidiary are in substantially good condition and repair.

                  (b) ENVIRONMENTAL MATTERS. Except as set forth on Disclosure Schedule 4.19(b), to the knowledge of Olympus, the real property owned or leased by any of Olympus or any Olympus Subsidiary on the date of this Agreement does not contain any underground storage tanks, asbestos, ureaformaldehyde, uncontained polychlorinated biphenyls, or, except for materials which are ordinarily used in office buildings and office equipment such as janitorial supplies and do not give rise to financial liability therefor under the hereafter defined Environmental Laws, releases of hazardous substances as such terms may be defined by all applicable federal, state or local environmental protection laws and regulations ("Environmental Laws"). As of the date of this Agreement (i) no part of any such real property has been listed, or to the knowledge of Olympus, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or on a registry or inventory of inactive hazardous waste sites maintained by any state, and, (ii) except as set forth on Disclosure
Schedule 4.19(b), no notices
have been received alleging that Olympus or any Olympus Subsidiary is a potentially responsible person under CERCLA or any similar statute, rule or regulation. Neither Olympus nor any Olympus Subsidiary knows of any violation of law, regulation, ordinance (including, without limitation, laws, regulations and ordinances with respect to hazardous waste, zoning, environmental, city planning or other similar matters) relating to its respective properties, which violations could have in the aggregate a Materially Adverse Effect on Olympus.

                  (c)   TANGIBLE PERSONAL PROPERTY.  Disclosure Schedule
4.19(c) contains (i) a list of each item of machinery, equipment, or furniture, including without limitation computers and vehicles, of Olympus or any Olympus Subsidiary, included on the consolidated financial statements on March 31, 1994 at a carrying value of, or, if acquired after March 31, 1994, for a purchase price of, more than $25,000, (ii) a list of each lease or other agreement under which any such item of personal property is leased, rented, held or operated and
(iii) a list of all trademarks, trade names or service marks currently used, owned, or registered for use by Olympus or any Olympus Subsidiary.

            4.20 INSURANCE. Disclosure Schedule 4.20 contains a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies currently in force with respect to the business and assets of Olympus and each Olympus Subsidiary (other than insurance policies under which Olympus or Olympus Bank is named as a loss payee or additional insured as a result of its position as a secured lender). Olympus and each Olympus Subsidiary are in compliance with all of the material provisions of its insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except as set forth on Disclosure Schedule 4.20, Olympus is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid.

            4.21 POWERS OF ATTORNEY. Neither Olympus nor any Olympus Subsidiary has any powers of attorney outstanding other than those issued pursuant to the requirements of regulatory authority or in the ordinary course of business with respect to routine matters.

            4.22 EMPLOYEE STOCK BONUS PLAN. Olympus does not issue or contribute new shares of Olympus Common Stock to the Employee Stock Bonus Plan, all shares of Olympus Common Stock owned by the Employee Stock Bonus Plan are purchased in the open market or through private transactions with third parties, and the Plan has an independent trustee.

            4.23 COMMUNITY REINVESTMENT ACT COMPLIANCE. Olympus Bank is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, "CRA"). Neither Olympus nor Olympus Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Olympus Bank to fail to be in substantial compliance with such provisions or to have its current rating lowered. Any change in the current rating which would prohibit the Merger from being consummated shall be a material adverse change in the business of Olympus and Olympus Bank.

            4.24  AGREEMENTS WITH BANK REGULATORS.  Neither Olympus nor
Olympus Bank is a party to or is subject to any written order, decree, agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is a recipient of any currently applicable extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or the insurance of deposits therein which is outside the ordinary course of business or not generally applicable to entities engaged in the same business. Neither Olympus nor Olympus Bank has been advised within the last 18 months by any such regulatory authority that such authority is contemplating issuing, requiring or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission.

      5. REPRESENTATIONS AND WARRANTIES OF WMSB. WMSB and NFSB hereby jointly and severally represent and warrant to Olympus and Olympus Bank as follows:

            5.1   CORPORATE ORGANIZATION.

            (a) WMSB is a state-chartered stock savings bank duly organized, validly existing and in good standing under the laws of the state of Washington. WMSB has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is currently conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect on WMSB. WMSB accounts are insured by the Bank Insurance Fund and the SAIF, both administered by the FDIC to the fullest extent permitted by law.
WMSB is a savings and loan holding company duly registered and in good standing with the OTS. WMSB is a qualified thrift lender pursuant to Section 10(m) of HOLA.

            (b) NFSB is a federally chartered savings association. NFSB has the corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is currently conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where failure to be so qualified would, individually or in the aggregate, materially adversely affect the financial ability of NFSB to consummate the Merger. NFSB accounts are insured by the SAIF administered by the FDIC. NFSB is a member in good standing of the Federal Home Loan Bank of Seattle. NFSB is a qualified thrift lender pursuant to Section 10(m) of HOLA.

            (c) Each of WMSB and NFSB has heretofore delivered to Olympus true and correct copies of its Charter and its bylaws as in effect on the date hereof.

            5.2   AUTHORITY.

                  (a) WMSB has full corporate power and authority to execute and deliver this Agreement, the Plan of Merger and the Option, and, subject to applicable regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Plan of Merger, and the Option and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of WMSB. This Agreement and the Option have been duly and validly executed and delivered by WMSB and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding obligations of WMSB, enforceable against it in accordance with their respective terms.

                  (b) NFSB has full corporate power and authority to execute and deliver this Agreement and, subject to applicable regulatory approvals, at the Effective Time to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the board of directors of NFSB (excepting only the Bank Merger). This Agreement has been duly and validly executed and delivered by NFSB and, assuming the due authorization, execution and delivery thereof by Olympus and Olympus Bank, constitutes a valid and binding obligation of NFSB, enforceable against it in accordance with its terms.

            5.3 NO VIOLATION. Neither the execution and delivery of this Agreement, the Option and the Plan of Merger by WMSB and NFSB nor the consummation by WMSB and NFSB of the transactions contemplated hereby and thereby, nor compliance by WMSB and NFSB with any of the terms hereof or thereof, will (i) violate any provision of the Articles of Incorporation or charter or bylaws of WMSB or NFSB, or (ii) assuming that the consents and approvals referred to in Section 7.1 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WMSB or NFSB or any of their respective properties or assets, or
(iii) violate, conflict with, result in the breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of WMSB or NFSB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which WMSB or NFSB is a party, or by which they or any of their respective properties or assets may be bound or affected, except with respect to (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or encumbrances which in the aggregate will not prevent or delay the consummation of the transactions contemplated hereby.

            5.4 CONSENTS AND APPROVALS. Except for consents and approvals of or filings or registrations with the OTS, the FDIC, the Director, the Secretary, the Division, the Justice Department and other applicable governmental authorities, no consents or approvals of or filings or registrations with any third party or any public body or authority are necessary in connection with the execution and delivery by WMSB of this Agreement and the Plans of Merger.

            5.5 WMSB INFORMATION. The information relating to WMSB and its subsidiaries supplied by WMSB for inclusion in the Offering Circular/Proxy Statement contemplated by Section 1(g) hereof will not, at the time the Offering Circular/Proxy Statement is filed with the applicable governmental authorities, as of the date of such Offering Circular/Proxy Statement or at the date stockholder action is taken with respect to the transactions contemplated therein, contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading.

            5.6 SUFFICIENT RESOURCES. WMSB has and will have available at the Effective Time authorized but unissued shares of WMSB Common Stock, and sufficient funds if WMSB elects to pay cash pursuant to Section 1(c)(iii), to enable it lawfully to satisfy its payment obligations pursuant to this Agreement. WMSB has and will have sufficient management and financial resources to obtain the required regulatory approvals for the Merger and the Bank Merger. On the date of this Agreement, there is no pending or, to the knowledge of WMSB, threatened legal or governmental proceeding against WMSB or any subsidiary or affiliate thereof which would affect WMSB's ability to obtain any of the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement. WMSB will promptly notify Olympus if any of the representations contained in this Section 5.6 ceases to be true and correct.

            5.7 CAPITALIZATION, INVESTMENTS. The authorized capital stock of WMSB consists of 100,000,000 shares of common stock, par value $1.00 per share, of which 60,331,840 shares were, as of June 30, 1994, duly issued and outstanding, fully paid and non-assessable, and 10,000,000 shares of preferred stock, of which 6,200,000 shares were, as of June 30, 1994, issued and outstanding. As used herein, "WMSB Subsidiaries" shall mean Washington Mutual, a Federal Savings Bank, Washington Mutual Federal Savings Bank, WM Financial, Inc., Murphey Favre, Inc., Composite Research & Management Co., WM Life Insurance Co., Washington Mutual Insurance Services, Inc. and Mutual Travel, Inc. Substantially all of the business of WMSB and its subsidiaries is done through WMSB and the WMSB Subsidiaries. All of the WMSB Subsidiaries' Capital Stock, which is issued and outstanding, is owned by WMSB directly or indirectly through wholly-owned subsidiaries. There are outstanding no options, convertible securities, warrants or other rights to purchase or acquire Capital Stock from any of the WMSB Subsidiaries, there is no commitment of any of the WMSB Subsidiaries to issue any of the same and, other than by operation of law, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character of which either WMSB or any of the WMSB Subsidiaries is aware which relate to the transfer or restrict the transfer of any shares of the WMSB Subsidiaries' Capital Stock owned by WMSB or by any of the WMSB Subsidiaries. The common stock of WMSB to be issued in the Merger will have been duly authorized and, when issued in accordance with the Plan of Merger, (i) will be validly authorized and issued and fully paid and nonassessable and no shareholder of WMSB will have any preemptive rights thereto and (ii) will be registered (or exempt from registration) under the Securities Act of 1933 and listed for trading on a national securities exchange or the NASDAQ National Market System.

            5.8 FINANCIAL STATEMENTS. WMSB has made available to Olympus audited consolidated statements of financial condition for WMSB and its subsidiaries as of the end of WMSB's last three fiscal years, and audited consolidated statements of (i) operations, (ii) stockholders' equity, and (iii) cash flows for each of the last three fiscal years, including the notes to such audited consolidated financial statements, together with the reports of WMSB's independent certified public accountants, pertaining to such audited consolidated financial statements. WMSB has also furnished Olympus with WMSB's unaudited consolidated statements of financial condition for WMSB and its subsidiaries as of March 31, 1994, and unaudited consolidated statements of (i) operations and (ii) cash flows for the interim periods ended March 31, 1993 and 1994, including the notes to such unaudited condensed consolidated financial statements. For purposes of this Agreement, the "WMSB Statement" shall mean the unaudited condensed consolidated statement of financial condition for WMSB and its subsidiaries as of March 31, 1994 (including the notes thereto). The aforesaid audited consolidated statements of financial condition and the WMSB Statement present fairly the financial condition of the companies indicated on a consolidated basis at the dates thereof, using generally accepted accounting principles consistently applied. Such audited and unaudited consolidated statements of (i) operations, (ii) stockholders' equity, (iii) cash flows, and (iv) financial position present fairly the results of the operations of the companies indicated on a consolidated basis for the periods or at the dates indicated, using generally accepted accounting principles consistently applied. Except as and to the extent reflected or reserved against in the WMSB Statement, or as otherwise disclosed pursuant to this Agreement, neither WMSB nor any of its subsidiaries had, at the date thereof, any material liabilities or obligations, or any other liabilities or obligations which in the aggregate would be material, secured or unsecured (whether accrued, absolute, contingent or otherwise), including, without limitation, any tax liabilities, which should be reflected in the WMSB Statement in accordance with generally accepted accounting principles consistently applied. The books and records of WMSB and its subsidiaries are maintained in accordance with generally accepted accounting principles consistently applied.

            5.9 ABSENCE OF MATERIAL ADVERSE CHANGE. Since March 31, 1994, except as set forth on Disclosure Schedule 5.9 hereto, there has been (i) no material adverse change in the financial condition, business or results of operations of WMSB and its subsidiaries taken as a whole (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole), (ii) no loss, destruction or damage to the properties of WMSB or any of its subsidiaries, which loss, destruction, or damage is material to WMSB and its subsidiaries taken as a whole and is not adequately covered by insurance; and (iii) no change in any of the accounting methods or practices or revaluation of any of the assets of WMSB or its subsidiaries which is material to WMSB and its subsidiaries taken as a whole. Since such date, WMSB and its subsidiaries taken as a whole, have conducted their businesses, in all material respects, in compliance with applicable federal, state and local laws, statutes, ordinances and regulations.

            5.10 LITIGATION. Except as set forth on Disclosure Schedule 5.10 hereto, no action, suit, counterclaim or other litigation, investigation or proceeding to which WMSB or any of its subsidiaries is a party is pending, or is known by the executive officers of WMSB or any of its subsidiaries to be threatened, against WMSB or any of its subsidiaries before any court or governmental or administrative agency, domestic or foreign which would be reasonably expected to result in any liabilities which would, in the aggregate, have a Material Adverse Effect on WMSB. Neither WMSB nor any of its subsidiaries is subject to any order, judgment or decree nor is it a party to any supervisory agreement or arrangement, consensual or otherwise, with any regulatory authority. Neither WMSB nor any of its subsidiaries is in default with respect to any such order, judgment, decree, agreement or arrangement.

            5.11 BROKERAGE. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation arising out of or due to any act of WMSB or any of its subsidiaries in connection with the transactions contemplated by this Agreement.

            5.12  REPORTS.  WMSB and NFSB have duly filed with the Director
(or his predecessor), the FDIC and the OTS, in correct form, the monthly, quarterly, semi-annual and annual reports required to be filed by them under applicable regulations for all periods subsequent to December 31, 1991. WMSB and NFSB have previously delivered or made available to Olympus accurate and complete copies of such reports. WMSB has timely filed all reports required to be filed by it pursuant to the Securities Exchange Act and the rules and regulations promulgated by the FDIC thereunder. WMSB and NFSB have previously delivered or made available to Olympus an accurate and complete copy of each (i) offering circular, definitive proxy statement filed by WMSB since January 1, 1991 with the FDIC, and (ii) communication (other than general advertising materials) mailed by WMSB to its stockholders since January 1, 1991 and no such offering circular, proxy statement or communication, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5.13 DISCLOSURE. To the knowledge of WMSB, no representation or warranty of WMSB or NFSB contained in this Agreement, and no statement contained in the Disclosure Schedules delivered by WMSB or NFSB, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it was made, not misleading.

            5.14 CRA COMPLIANCE. Each of WMSB and NFSB is in substantial compliance with the applicable provisions of CRA. Neither WMSB nor NFSB has not been advised of the existence of any fact or circumstance or set of circumstances which, if true, would cause WMSB to fail to be in substantial compliance with such provisions or to have its current rating lowered.

            5.15 AGREEMENTS WITH BANK REGULATORS. Neither WMSB nor NFSB is a party to or is subject to any written order, decree, agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or the insurance of deposits therein which is outside the ordinary course of business or not generally applicable to entities engaged in the same business. Neither WMSB or NFSB has been advised by any such regulatory authority that such authority is contemplating issuing, requiring or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission.

            5.16 COMPLIANCE WITH APPLICABLE LAW.

            (a) WMSB and each WMSB Subsidiary holds all Permits necessary for the lawful conduct of their respective businesses and such Permits are in full force and effect, and WMSB and each WMSB Subsidiary are in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have a Material Adverse Effect on WMSB.

            (b) Except as set forth on Disclosure Schedule 5.16(b), each of WMSB and each WMSB Subsidiary is and since June 30, 1991 has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which has not and will not have in the aggregate a Material Adverse Effect on WMSB.

      6.    COVENANTS OF THE PARTIES.

            6.1 CONDUCT OF THE BUSINESS OF OLYMPUS. During the period from the date of this Agreement to the Effective Time, Olympus will conduct the business of Olympus and any Olympus Subsidiary and engage in transactions only in the ordinary course and consistent with past practice and with prudent banking practice, except with the written consent of WMSB (which will not be unreasonably withheld, delayed or conditioned). Olympus and Olympus Bank will use their best efforts to (x) preserve the business organizations of Olympus and each Olympus Subsidiary intact, (y) keep available to them and to WMSB the present services of the employees of Olympus and each Olympus Subsidiary, and
(z) preserve for themselves and for WMSB the goodwill of the customers of Olympus and Olympus Bank and others with whom business relationships exist. In addition, without limiting the generality of the foregoing, Olympus agrees that from the date hereof to the Effective Time, except as otherwise consented to or approved by WMSB in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law (in which case Olympus or Olympus Bank shall notify WMSB in writing), Olympus will not, and will not cause or permit any Olympus Subsidiary to:

            (a) change any provisions of its Articles or bylaws or any similar governing documents of Olympus or any Olympus Subsidiary;

            (b) change the number of shares of its authorized or issued capital stock (other than issuance of stock as a result of the exercise of options issued as of the date hereof and described on Disclosure Schedule
      4.2 or
      as a result of the exercise of options pursuant to the Option) or issue, grant or amend any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Olympus or any Olympus Subsidiary, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distributions (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Olympus or any Olympus Subsidiary, or redeem or otherwise acquire any shares of such capital stock, it being understood that the restrictions in this Section 6.1(b) shall not apply to the amendment to Olympus's stock option plan contemplated by Section 1(d)(ii) and to any transaction solely between Olympus and a Olympus Subsidiary;

            (c) except pursuant to agreements disclosed on Disclosure Schedule 4.13(a)(i), grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors;

            (d) make any capital expenditures in excess of (i) $40,000 per project or related series of projects or (ii) $200,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and the expenditures necessary to furnish and equip the two in-store branches referred to in subsection (e) below herein;

            (e) make application for the opening of any, or open any, new branches except for the two in-store branches Olympus Bank currently intends to open in Dan's grocery stores located in Park City and in the general vicinity of 39th So. and Wasatch Boulevard in Salt Lake City (the "Proposed Branches");

            (f) make application for the relocation or closing of any, or relocate or close any, branches;

            (g) change in any material manner its lending or pricing policies or approval policies for making loans, its investment policies, its asset/liability management policies or any other material banking policies;

            (h) make any loan or issue a commitment for any loan except for loans and commitments that are made in the ordinary course of business consistent with past practice at rates not less than prevailing market rates or issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons;

            (i) acquire assets other than those necessary in the conduct of its business in the ordinary course (except in connection with the Proposed Branches);

            (j) sell, transfer, assign, encumber or otherwise dispose of assets other than has been customary in its ordinary course of business;

            (k) enter into or amend or terminate any long-term (one-year or more) contracts (including real property leases) (except in connection with the Proposed Branches, except for contracts of deposit at Olympus Bank not otherwise restricted under this Agreement which are in the ordinary course of business consistent with past practice and not in excess of prevailing market rates and except for agreements for Olympus Bank to lend money not otherwise restricted under this Agreement which are in the ordinary course of business consistent with past practice and provide for not less than prevailing market rates of interest);

            (l) enter into or amend any contract (other than contracts for deposits at Olympus Bank or agreements for Olympus Bank to lend money not otherwise restricted under this Agreement) that calls for the payment by Olympus of $25,000 or more after the date of this Agreement (a "Material Contract") that cannot be terminated on not more than 30 days' notice without cause and without payment or loss of any material amount as a penalty, bonus, premium or other compensation for termination except in connection with the Proposed Branches;

            (m) engage or participate in any material transaction or incur or sustain any material obligation except for transactions otherwise permitted under this Section 6.1 which are in the ordinary course of business consistent with past practices and which are of similar kinds and involve similar amounts;

            (n) make any contributions to the Employee Stock Bonus Plan or any other Benefit Plans except in such amounts and at such times as consistent with past practice;

            (o) increase the number of full time equivalent employees of Olympus from June 30, 1994, except for reasonable staffing for the Proposed Branches;

            (p) except after having followed reasonable procedures with respect to the investigation of potential environmental problems, which procedures have been approved in writing by

      WMSB (which approval shall not be unreasonably withheld, delayed or conditioned), foreclose upon or otherwise acquire (whether by deed in lieu of foreclosure or otherwise) any real property (other than 1-to-4 family residential properties in the ordinary course of business); or

            (q)   agree to do any of the foregoing.

            6.2 NO SOLICITATION. Neither Olympus, Olympus Bank nor any of their directors, officers, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or (except to the extent that the directors of Olympus in their good faith judgment after receipt of advice of counsel determine that such response is reasonably required in order to discharge their fiduciary duties) hold discussions or negotiations with, or provide any information to, any person, entity or group other than WMSB concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Olympus, any division or any Olympus Subsidiary. Olympus and Olympus Bank will promptly communicate to WMSB the terms of any proposal that it may receive in respect of any such transaction. Notwithstanding the foregoing two sentences, if the board of directors of Olympus receives an unsolicited offer or inquiry with respect to such a transaction, the board may respond to such offer if the board determines in its good faith judgment (after receiving advice of counsel) that such response is reasonably required in order to discharge its fiduciary duties.

            6.3   CURRENT INFORMATION.

                  (a) No later than ten (10) business days from the date of this Agreement, Olympus and WMSB will each designate an individual acceptable to the other party (a "Designated Representative" and, together, the "Designated Representatives") to be the primary point of contact between the parties.
During the period from the date of their designation to the Effective Time, the Designated Representatives shall confer on a regular basis so that WMSB is kept advised as to the general status of the ongoing operations of Olympus and Olympus Bank. Without limiting the foregoing, Olympus and Olympus Bank agree to confer with the WMSB Designated Representative regarding any proposed significant changes to Olympus Bank's asset/liability management policies and objectives. Olympus and Olympus Bank will promptly notify the WMSB Designated Representative of any material change in the normal course of business or in the operation of the properties of Olympus or Olympus Bank or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any litigation involving Olympus or Olympus Bank, and will keep the WMSB Designated Representative fully informed of such events and the progress of any already existing litigation. Olympus and Olympus Bank agree not to settle the class action lawsuit captioned RICHARD MADSEN VS. PRUDENTIAL

FEDERAL SAVINGS AND LOAN ASSOCIATION, Third Judicial District Court of Salt Lake County, State of Utah, Civil No. 226073, filed February 1975 without the approval of WMSB (which approval will not be unreasonably withheld, delayed or conditioned).

                  (b) WMSB shall immediately notify the Olympus Designated Representative if it appears that there has occurred any change in its financial or other condition or any other event that will or may affect WMSB's ability to complete the Merger or have a Material Adverse Effect on WMSB.


            6.4   ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

                  (a) Each of Olympus and Olympus Bank shall permit WMSB reasonable access to its properties, and shall disclose and make available to WMSB all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of Olympus and any Olympus Subsidiary, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which WMSB may have a reasonable interest, including without limitation, all commercial and commercial real estate loan files in each case during normal business hours and upon reasonable notice, Olympus and Olympus Bank shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege of Olympus or any Olympus Subsidiary or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date hereof.
The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) All information furnished by Olympus or any Olympus Subsidiary to WMSB or its representatives or affiliates pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of Olympus or any Olympus Subsidiary until consummation of the Merger and, if the Merger shall not occur, WMSB and its agents and advisers shall return to Olympus or any Olympus Subsidiary, as appropriate, all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. The obligation to keep such information confidential shall not apply to (i) any information which (w) WMSB can establish by convincing evidence was already in its possession (subject to no obligations of confidentiality) prior to the disclosure thereof by Olympus or such Olympus Subsidiary; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by WMSB or by its directors, officers or employees or agents; or (z) was disclosed to WMSB, or to its directors, officers or employees, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, federal banking laws, or pursuant to an order of a court of competent jurisdiction.

            6.5   REPORTS.

                  (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement (other than the last quarter of any fiscal year), Olympus will deliver to WMSB its quarterly report on Form 10-Q, as filed under the Securities Exchange Act. As soon as reasonably available but in no event more than 120 days after the end of each fiscal year ending after the date of this Agreement, Olympus will deliver to WMSB its annual report on Form 10-K, as filed under the Securities Exchange Act.

                  (b) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement (other than the last quarter of any fiscal year), WMSB will deliver to Olympus its quarterly report on Form F-4 as filed with the FDIC. As soon as reasonably available, but in no event more than 120 days after the end of each fiscal year ending after the date of this Agreement, WMSB will deliver to Olympus its annual report on Form F-2 as filed with the FDIC.

            6.6   REGULATORY MATTERS.

                  (a) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, the FDIC, the OTS, the Justice Department, other regulatory authorities, or the holders of capital stock. WMSB and Olympus shall each have the right to review reasonably in advance all information relating to WMSB or Olympus, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement.

                  (b) WMSB and Olympus shall furnish each other with all reasonable information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Offering Circular/Proxy Statement, or any other statement or application made by or on behalf of WMSB or Olympus, or any of their respective subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

                  (c) WMSB and Olympus will promptly furnish each other with copies of written communications received by WMSB or Olympus or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

            6.7 APPROVAL OF OLYMPUS STOCKHOLDERS. Olympus will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of its stockholders as soon as practicable for the purpose of voting on this Agreement and the transactions contemplated hereby and with the consent of WMSB (which consent shall not be unreasonably withheld, delayed or conditioned), for such other purposes as may be necessary or desirable, (b) include in the Proxy Statement the recommendation of Olympus's Board of Directors that the stockholders approve this Agreement and the other transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement, (c) cooperate and consult with WMSB with respect to each of the foregoing matters, and (d) use all reasonable efforts to obtain, as promptly as practicable, the necessary approvals by Olympus stockholders of this Agreement and the transactions contemplated hereby, except, in each case, where the directors of Olympus determine in their good faith judgment (after receiving advice of counsel) that they are required to do otherwise in order to discharge their fiduciary duties.

            6.8 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case of any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all necessary action, subject to the terms and conditions of this Agreement.

            6.9   DISCLOSURE SUPPLEMENTS.

                  (a) As soon as practicable after the end of each calendar quarter, at such other times as WMSB may reasonably request and at least five business days prior to Closing, Olympus and Olympus Bank will promptly supplement or amend the Disclosure Schedules delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. Notwithstanding this provision, NO

SUPPLEMENT OR AMENDMENT TO SUCH SCHEDULES SHALL HAVE ANY EFFECT FOR THE PURPOSE OF DETERMINING SATISFACTION OF THE CONDITIONS HEREINAFTER SET FORTH IN SECTION
7.2 or the compliance by Olympus or Olympus Bank with the covenants set forth in
Section 6 hereof.

                  (b) As soon as practicable after the end of each calendar quarter, at such other times as Olympus may reasonably request and at least five business days prior to Closing, WMSB and NFSB will promptly supplement or amend the Disclosure Schedules delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. Notwithstanding this provision, NO SUPPLEMENT OR AMENDMENT TO SUCH SCHEDULES SHALL HAVE ANY EFFECT FOR THE PURPOSE OF DETERMINING SATISFACTION OF THE CONDITIONS HEREINAFTER SET FORTH IN SECTION
7.3 or the compliance by WMSB or NFSB with the covenants set forth in Section 6 hereof.

            6.10 PUBLIC ANNOUNCEMENTS. The parties will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law.
            6.11 FAILURE TO FULFILL CONDITIONS. In the event that WMSB or Olympus determines that a condition to its obligation to consummate the transactions contemplated hereby cannot be, or is not likely to be, fulfilled on or prior to June 30, 1995 and that it will not waive that condition, it will promptly notify the other party.

            6.12 ASSIGNMENT OF CONTRACT RIGHTS. Olympus and Olympus Bank shall obtain any consents, waivers or revisions necessary to allow WMSB to accede to all of the rights of Olympus, or Olympus Bank as the case may be, under all existing real property and personal property leases, licenses and other contracts, including without limitation loan servicing contracts, which WMSB wishes to have continue in effect after the Effective Time without incurring substantial costs in connection therewith. WMSB will offer its reasonable cooperation with Olympus and Olympus Bank in obtaining such consents, waivers and revisions, it being understood that the obligation to obtain such consents, waivers and revisions shall nevertheless be the obligation of Olympus and Olympus Bank.

            6.13  EMPLOYEES; EMPLOYEE BENEFIT PLANS.


                  (a) Except as otherwise provided herein, all employees of Olympus and any Olympus Subsidiary as of the Effective Time will at least temporarily continue as employees of NFSB after the Effective Time.

                  (b) WMSB or NFSB will provide severance payments to employees of Olympus and any Olympus Subsidiary whose employment is terminated without cause by WMSB or NFSB within one year after the Effective Date in the amount set forth below. Such payments shall be paid on the first regular pay date following the date that any termination is effective. Such severance payments shall be computed as follows:

            Non-officer: 1/2 month per year of service; maximum 3 months total pay.

            Officer (as set out on Disclosure Schedule 6.13(b)): two weeks per year of service; maximum 6 months total pay.

      As used above in this Section 6.13(b), the term "year of service" shall mean a full year of service, except that any person having at least six months of service shall be deemed to have one full year of service (it being understood, for example, that a person with eighteen months shall be treated as only having one year). In computing such severance payments for regular part-time employees, their per month compensation shall be based on one-twelfth of the actual number of hours worked by any such employee in 1994. Olympus or Olympus Subsidiary employees who are terminated "for cause" shall receive no severance payments.

      As used in this Section 6.13(b) "termination" shall occur when WMSB or NFSB gives an employee a notice of termination.

      As used in this Section 6.13(b), termination "for cause" shall mean termination because (i) the employee engages in abusive use of alcohol or other drugs on a continuing or recurring basis, (ii) the employee is convicted of a crime (other than a traffic violation), or (iii) WMSB or NFSB determines in good faith that the employee has engaged in dishonesty, fraud, destruction or theft of WMSB or NFSB property, physical attack resulting in injury to a fellow employee, willful malfeasance or gross negligence in the performance of his or her duties, or misconduct materially injurious to WMSB or NFSB. WMSB shall interpret and administer the term "for cause" consistently with its application for similarly situated WMSB employees under the WMSB severance plan.

                  (c) All employees of Olympus or the Olympus Subsidiaries who continue as employees of WMSB or NFSB shall receive service credit for employment at Olympus and any Olympus Subsidiary for purpose of meeting all eligibility and vesting requirements for vesting in all WMSB retirement plans; provided that such persons are continually employed by WMSB or NFSB on a date that is no later than 12 months and one day after the Effective Time. Employees who receive such service credit shall be considered for eligibility under the WMSB retirement plans effective as of the Effective Time. Prior to enrollment in the

WMSB retirement plans, employees of Olympus shall either (i) be covered by the existing Olympus retirement plans or (ii) in the event of termination of employment with WMSB or WMSB Subsidiaries prior to enrollment in the WMSB retirement plans, then such employees shall receive an additional after tax payment substantially equivalent to the benefits that would have been accrued under the Olympus retirement plans (as reasonably determined by WMSB), without regard to the service requirements for active participation, and based on compensation earned from the Effective Time until termination of employment.

                  (d) With the consultation and approval of WMSB, Olympus shall take all necessary and appropriate action to amend the Olympus stock Bonus Plan to (i) eliminate new participant loans, or any extension or renewal of existing loans, and (ii) eliminate salary deferral elections after the Effective Time. Olympus shall not amend the Olympus Stock Bonus Plan or otherwise authorize any action to terminate such plan or to provide distributions therefrom that are not permitted or required under the terms thereof on July 15, 1994.

                  (e) To the extent permissible under the Code and ERISA, and with the consultation and approval of WMSB, Olympus shall take all necessary and appropriate action to amend the Olympus money purchase pension plan, effective as of the Effective Time, and provide the notices required under Section
204(h) of ERISA, so that participants do not accrue benefits thereunder after the Effective Time. Notwithstanding the foregoing, if any portion of the money purchase pension plan is invested in the common stock of Olympus, Olympus shall not terminate the plan.

                  (f) Prior to the Effective Time, Olympus and the Olympus Subsidiaries shall take all necessary and appropriate action to amend or terminate any Benefit Plan or other arrangement of Olympus or the Olympus Subsidiaries so that no individual can or will receive an "excess parachute payment," as defined in Section 280G(b)(1) of the Code, as a result of the Closing or any change described in Section 280G(b)(2)(A)(i) of the Code.

                  (g) Prior to the Effective Time, Olympus and the Olympus Subsidiaries shall amend or terminate, as appropriate, any Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) so that no participant, beneficiary or dependent is entitled to benefits or continuing coverage thereunder after such participant's termination of employment, except for (i) continuing coverage required under COBRA; (ii) the retired life reserve arrangement disclosed on Disclosure Schedule 4.13(e)(viii); and (iii) medical coverage currently in place for John Adams, Brent Shaw and Joan Wagner.

                  (h) Effective as of the Effective Time, all employees of Olympus or the Olympus Subsidiaries shall, at the option of WMSB, either continue to participate in the Benefit Plans that are employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) or "cafeteria plans" (within the meaning of Section 125 of the Code) and are in effect immediately prior to the Effective Time or become participants in similar WMSB employee benefit plans, practices and policies (the "WMSB Welfare Benefit Plans") on the same terms and conditions as similarly situated WMSB employees. If any of the employees of Olympus or the Olympus Subsidiaries shall become eligible to participate in any WMSB Welfare Benefit Plans that provide medical, hospitalization or dental benefits, WMSB shall waive any pre-existing condition exclusions and actively at work requirements (but shall not waive general requirements of formal employment with WMSB).

                  (i) All vacation accrued and not used by employees of Olympus and the Olympus Subsidiaries prior to the Effective Time shall be maintained by WMSB after the Effective Time; PROVIDED, HOWEVER, that such vacation shall accrue at the same rate as for similarly situated WMSB employees (counting service credit earned prior to the Effective Time.) Up to 5 days of sick leave or short-term disability accrued by employees of Olympus and the Olympus Subsidiaries prior to the Effective Time shall be maintained by WMSB after the Effective Time.

            6.14  INDEMNIFICATION OF OLYMPUS DIRECTORS AND OFFICERS.

                  (a) WMSB and NFSB will use all reasonable efforts, in cooperation with Olympus and Olympus Bank to arrange for insurance coverage (with at least as much dollar coverage as Olympus' and Olympus Bank's directors and officers have under their current policy) for prior acts for all current and former directors and officers of Olympus and Olympus Bank, provided that such coverage must be available from normal carriers at a reasonable cost in light of the cost of similar policies under similar circumstances. Subject to the foregoing, it is contemplated that Olympus and Olympus Bank will purchase "tail" coverage to cover the first 6 months following the Effective Date, and WMSB and NFSB will purchase "prior acts" coverage for subsequent periods. WMSB and NFSB shall not cancel such prior acts coverage for 3 years after the Effective Date.

                  (b) From and after the Effective Time, WMSB will, to the extent permitted by then applicable law, indemnify current and former directors and officers of Olympus (each an "Indemnified Party") as though they had been directors and/or officers of WMSB, for acts or omissions occurring prior to, and including, the Effective Time.

      Any Indemnified Party wishing to claim indemnification under this provision shall, upon learning of any claim, action, suit, proceeding or investigation (hereinafter a "Claim"), promptly notify WMSB thereof. WMSB shall have the right to assume the defense of any such Claim and upon so doing shall not thereafter be liable to such Indemnified Party for any expenses, of other counsel or otherwise, subsequently incurred by such Indemnified Party in connection with such Claim. If WMSB elects not to assume such defense, or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between WMSB and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to him and WMSB will pay all reasonable fees and expenses of such counsel incurred in defending the Claim; PROVIDED, HOWEVER, that (i) in the event that more than one
Indemnified Party is involved in the same Claim, WMSB shall not be obligated to pay for more than one firm of counsel for all Indemnified Parties in any one jurisdiction (unless counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnified Parties), (ii) the Indemnified Parties will cooperate in the defense of the Claim, and (iii) WMSB shall not be liable for any settlement effected without its prior written consent. If, upon the conclusion of the proceedings in any Claim, it is determined by WMSB that the Indemnified Party was not entitled to such indemnification, such party shall be required to reimburse WMSB for all cost expended in defending such Indemnified Party.

                  (c) This Section 6.14 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on WMSB and its successors and assigns.

            6.15  STOCK OPTION PLANS.  Olympus shall cause the Stock Option
Plan committee to NOT allow any Optionee to receive cash, property or other consideration (other than shares received upon exercise of an option) in exchange for the surrender of any options. Nothing in this Section 6.15 shall prevent an Option holder from exercising his options prior to Closing, provided that any exercise and any subsequent sale, transfer, pledge or other disposition of the shares shall be in compliance with applicable requirements of the Securities and Exchange Commission's ASR 135 and Section 1(h) hereof.

            6.16 POST-CLOSING FINANCIAL STATEMENTS. WMSB agrees to use all reasonable efforts to file an F-3 with the FDIC within 20 calendar days after the end of the first full calendar month deemed by Deloitte & Touche to satisfy the requirement of ASR 135 with respect to the time period required for post-Merger financial results following the Effective Time (except if such month is the last month of a calendar quarter), which F-3 shall include financial results covering at least 30 days of post-merger combined operations of WMSB and Olympus in accordance with ASR 135.

            6.17 CONSULTING AND NONCOMPETITION AGREEMENT. At or prior to Closing, WMSB shall enter into a consulting agreement with Blaine Huntsman substantially in the form of Exhibit D hereto which agreement shall provide that Mr. Huntsman will be a consultant to WMSB for a period of 18 months from and after the Effective Time, that Mr. Huntsman will receive $225,000 over such period (payments to be monthly), that he shall advise WMSB generally in regard to its Utah operations and shall perform such other functions as reasonably requested by the President and CEO of WMSB, that during the term of the consulting agreement, he shall not work for or serve any other financial institution as an employee, officer, director, consultant or advisor, that he shall have reasonable access to office space and secretarial support and that he shall be entitled to no employee benefits.

            6.18 POST-MERGER ACTIONS. Following the Merger, neither WMSB nor any of its affiliates shall take any action which will adversely affect the tax treatment of the transaction to the shareholders of Olympus including, without limitation failing to continue at least one significant historic business line of Olympus Bank or to use at least a significant portion of Olympus Bank's historic assets in a business, in each case within the meaning of Treas. Reg. 1.368-1(d).

      7.    CLOSING CONDITIONS.

            7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Olympus.

                  (b) All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory or regulatory waiting periods in respect thereof shall have expired.

                  (c) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                  (d) TAX RULING OR OPINION. An opinion shall be obtained from Foster Pepper & Shefelman in a form reasonably satisfactory to WMSB and Olympus with respect to federal income tax laws substantially to the effect that:

                       (i) The Merger will qualify as a "reorganization" under Section 368(a) of the Code.

                      (ii) No gain or loss will be recognized by Olympus or WMSB by reason of the Merger.

                     (iii) No gain or loss will be recognized by a stockholder of Olympus who, pursuant to the Agreement, exchanges shares of Olympus Common Stock solely for shares of WMSB Common Stock.

                      (iv) Subject to the provisions of Section 302 of the Code, gain or loss will be recognized with respect to each shareholder of Olympus who holds shares of Olympus Common Stock and who, pursuant to the exercise of dissenter rights, exchanges such shares solely for cash.

                       (v) The payment of cash to a Olympus shareholder in lieu of a fractional share of WMSB Common Stock will be treated as a distribution in redemption of the fractional share interest, such shareholder will be taxed on the cash received in accordance with the provisions and limitations of Section 302 of the Code and, in general, such distribution in redemption will be treated as a payment in exchange for such fractional share interest.

                      (vi) The aggregate basis of the WMSB Common Stock received by a Olympus stockholder who exchanges Olympus Common Stock for WMSB Common Stock will be the same as the aggregate basis of the Olympus Common stock surrendered in exchange therefor (reduced by the basis allocable to any fractional share for which cash is received).

                     (vii) The holding period of the WMSB Common Stock received by a Olympus stockholder will include the period during which the Olympus Common Stock surrendered in exchange therefore was held (if such Olympus Common Stock was held by such Olympus stockholder as a capital asset at the Effective Time).

                    (viii) Gain or loss recognized in exchange for a fractional share or by Olympus Shareholders if Olympus Common Stock is converted into cash by exercise of dissenter rights generally will be capital gain or loss if the shares of Olympus Common Stock were held by the Olympus Shareholder as a capital asset. For such shareholders, if the shares had been held for more than one year, the gain or loss will be long-term capital gain or loss. Whether or not the character of any taxable gain or loss is material to a Olympus Shareholder depends upon the particular circumstances of the shareholder.

      Appropriate modifications to the opinion shall be made in the event that WMSB elects to pay a portion of the Merger Consideration in cash pursuant to
Section 1(c)(iii); provided that no such modification shall affect the opinion under (i) or (ii) above or under (iii) above to the extent a stockholder receives WMSB Common Stock pursuant to the Merger.

                  (e) ANTITRUST LAW. Any applicable pre-merger notification provisions of Section 7A of the Clayton Act shall have been complied with by the parties hereto, and no other statutory or regulatory requirements with respect to the Clayton Act shall be applicable other than Section 18(c) of the Federal Deposit Insurance Act and rules and regulations in connection therewith. There shall be no pending or threatened proceedings under any applicable antitrust law of the State of Washington.

                  (f) SECURITIES LAWS. The shares of WMSB Common Stock to be issued to the stockholders of Olympus in exchange for their shares shall be exempt or shall have been qualified or registered for offering and sale under the federal securities law and the state securities or Blue Sky laws of each jurisdiction in which stockholders of Olympus reside, and no order suspending the sale of such shares of WMSB Common Stock in any such jurisdiction shall have been issued prior to the Effective Time and no proceedings for that purpose shall have been instituted or shall be contemplated; provided, that WMSB shall not have been obligated to execute or file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified. As soon as reasonably practicable, Olympus shall advise WMSB of each jurisdiction in which stockholders of Olympus reside.

            7.2 CONDITIONS TO THE OBLIGATIONS OF WMSB UNDER THIS AGREEMENT. The obligations of WMSB under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by WMSB.

                  (a) Each of the obligations or covenants of Olympus and the Olympus Subsidiaries required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with and each of the representations and warranties of Olympus and the Olympus Subsidiaries contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date), except where the failure of such representations to be true and correct or the failure of Olympus or any Olympus Subsidiary to have performed the obligations and covenants as required by Section 6 hereof, PROVIDED, HOWEVER, that the covenants contained in Sections 6.1(a), 6.1(b) and 6.2 shall not be subject to the foregoing materiality exception and must be fully complied with, shall not in the aggregate have had a negative economic effect of $500,000 or more on Olympus and the Olympus Subsidiaries or will, when adjusted to their present value, have such an effect on WMSB.

                  (b) Any consents, waivers, clearances, approvals and authorizations of regulatory or governmental bodies that are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, and none of such consents, waivers, clearances, approvals or authorizations shall contain any term or condition that (i) is a term or condition that has not heretofore been normally imposed in such transactions and which would have a Material Adverse Effect on Olympus or WMSB, or (ii) would require WMSB to raise additional capital other than to increase its leverage capital (as defined in Appendix B to 12 C.F.R. Part 325 as proposed or adopted by the FDIC) to a level no higher than 5.0 percent (as adjusted to account for the Merger). It is hereby agreed that any term or condition contained in any previous approval granted to WMSB for a merger or acquisition transaction shall be deemed a "normal" condition for purposes of this Section 7.2(b). For purposes of Section 8 hereof, any "approval" which contains any of the foregoing unacceptable terms or conditions shall be deemed to be a regulatory "denial."

                  (c) WMSB shall have received an opinion, dated the date of the Closing, from Kimball, Parr, Waddoups, Brown & Gee, counsel to Olympus, substantially to the effect set forth in Exhibit E hereto (appropriately modified in the event the structure of the transactions contemplated hereby is modified as permitted by Section 1 hereof).

                  (d) Since the date of this Agreement there shall have been no material adverse change in the overall financial condition, businesses or results of operations of Olympus and the Olympus Subsidiaries taken as a whole (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole including, without limitation, changes in law or regulation or changes in generally accepted accounting principles or interpretations thereof); PROVIDED, HOWEVER, that the following expenses and adjustments shall be excluded in determining whether a material adverse change has occurred: (i) fees and expenses relating to the consummation of the transactions contemplated hereby, (ii) charges for severance and other payments to officers and employees made or expected to be made in connection with the transactions contemplated hereby, and (iii) costs and expenses related to any transactions of the type set forth in Section 6.1 undertaken by Olympus with the prior written consent of WMSB (including without limitation, the opening of the Proposed Branches).

                  (e) Olympus shall have obtained at or prior to the Effective Time consents to the assignment of the real property leases for the One Utah Center and Woodlands branches to the successor by merger to Olympus Bank.

                  (f) Except as otherwise requested, the directors of Olympus and each Olympus Subsidiary shall have resigned effective on or prior to the Effective Time.

                  (g) Unless WMSB elects to pay a portion of the Merger Consideration in the form of cash pursuant to Section 1(c)(iii) hereof, WMSB shall have received an opinion in form reasonably satisfactory to it from Deloitte & Touche that the Merger shall qualify for pooling of interests accounting treatment or, in the event it does not so qualify, that neither Olympus, nor its shareholders, directors or officers shall have taken any action that would disqualify the Merger from being treated as a pooling of interests for accounting purposes.

                  (h) Olympus shall have furnished WMSB with such certificates of its officers and such other documents to evidence fulfillment of the conditions set forth in this Section 7.2 as WMSB may reasonably request.

                  (i) Dissenters' rights shall not have been preserved by stockholders of Olympus with respect to more than 5 percent of the outstanding shares of Olympus Commons Stock, each affiliate of Olympus has delivered to Olympus certificates evidencing all shares of Olympus Common Stock owned by such affiliate as provided in Section 1(h) hereof, and that such affiliate has not voted against the Merger, together with any other assurances, requested by WMSB that such affiliates will not have dissenter's rights.

                  (j) Olympus shall have delivered to WMSB amendments of all indemnification agreements entered into by Olympus (other than the agreement with persons who were directors at Olympus but are no longer directors as of the date of this Agreement) which amendment shall provide that the agreement shall commit WMSB to indemnify only to the extent permitted under the laws of the State of Washington.

            7.3   CONDITIONS TO THE OBLIGATIONS OF OLYMPUS UNDER THIS
AGREEMENT. The obligations of Olympus and Olympus Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Olympus:

                  (a) Each of the obligations of WMSB and NFSB required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects.

                  (b) Each of the representations and warranties of WMSB and NFSB contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date, which shall be true and correct as of such earlier date, except in the case of such representations and warranties, where the failure to be true would not have a Material Adverse Effect on WMSB.

                  (c) Olympus shall have received an opinion, dated the date of the Closing, from Foster Pepper & Shefelman, counsel to WMSB, substantially to the effect set forth in Exhibit F hereto (appropriately modified in the event the structure of the transactions contemplated hereby is modified as permitted by Section 1 hereof).

                  (d) Since the date of this Agreement, there shall have been no material adverse change in the overall financial condition, businesses or results of operations of WMSB and its Subsidiaries taken as a whole.

                  (e) WMSB shall have furnished Olympus with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.3 as Olympus may reasonably request.

                  (f) Olympus shall have received an opinion reasonably satisfactory to it from Goldman, Sachs & Co., a financial advisory firm, dated as of the date of the Offering Circular/Proxy Statement, as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of Olympus pursuant to this Agreement.

                  (g) WMSB shall have instructed its transfer agent with respect to the issuance of WMSB Common Stock to the Olympus stockholders at least two days prior to Closing.

      8.    TERMINATION, AMENDMENT AND WAIVER.

            8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Olympus stockholders:

                  (a)   by mutual written consent of all the parties hereto;

                  (b) by any party hereto (i) if the Effective Time shall not have occurred on or prior to June 30, 1995 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein to be performed or observed by such party at or before the Effective Time; or (ii) 31 days after the date on which any application for regulatory approval prerequisite to the consummation of the transactions contemplated hereby shall have been denied or withdrawn at the request of the applicable regulatory authority; provided, that, if prior to the expiration of such 31-day period WMSB is engaged in litigation or an appeal procedure relating to an attempt to obtain such approval, Olympus may not terminate this Agreement until the earlier of (A) June 30, 1995 and (B) 31 days after the completion of such litigation and appeal procedures, and of any further regulatory or judicial action pursuant thereto, including any further action by a government agency as a result of any judicial remand, order or directive or otherwise; or (iii) 10 days after written certification of the vote of the Olympus's stockholders is delivered to WMSB indicating that such stockholders failed to adopt the resolution to approve this Agreement and the transactions contemplated hereby at the stockholders' meeting (or any adjournment thereof) contemplated by
Section 1(e) hereof;

                  (c) by WMSB (i) if at the time of such termination there shall have been a material adverse change in the consolidated financial condition of Olympus from that set forth in Olympus's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1994 (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole, including changes in regulation), it being understood that any of the matters set forth in Olympus's Disclosure Schedules as of the date of this Agreement or any of the matters described in clauses (i), (ii) or (iii) of
Section 7.2(d) are not deemed to be a material adverse change for purposes of this paragraph (c); (ii) if there shall have been any material breach of any covenant of Olympus hereunder and such breach shall not have been remedied within 45 days after receipt by Olympus of notice in writing from WMSB specifying the nature of such breach and requesting that it be remedied; or
(iii) any of the events or circumstances described in Section 2(a) or 2(c) of the Option occurs;

                  (d) by Olympus (i) if at the time of such termination there shall have been a material adverse change in the consolidated financial condition of WMSB from that set forth in WMSB's Quarterly Report on Form F-4 for the three-month period ended March 31, 1994 (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole), it being understood that any of the matters set forth in WMSB's Disclosure Schedules as of the date of this Agreement are not deemed to be a material adverse change for purposes of this paragraph (d); or (ii) if there shall have been any material breach of any covenant of WMSB hereunder and such breach shall have not been remedied within 45 days after receipt by WMSB of notice in writing from Olympus specifying the nature of such breach and requesting that it be remedied or (iii) if the directors of Olympus, after receiving advice of counsel, determines in their good faith judgment that they are required to do so in order to discharge their fiduciary duties, shall withdraw or modify or resolve to withdraw or modify its recommendation that shareholders vote in favor of the transactions contemplated hereby.

            8.2   BREAK-UP FEE.

                  (a) The parties hereby acknowledge that, in negotiating and executing this Agreement and the Option and in taking the steps necessary or appropriate to effect the transactions contemplated hereby, Olympus has incurred and will incur direct and indirect monetary and other costs (including without limitation attorneys' fees and costs, costs of Olympus management and employee time and potential damage to Olympus's business and franchises as a result of the announcement of the pending Merger), will forego discussions with other potential acquirors and will forego various business activities which it would have otherwise undertaken if it remained an independent institution. To compensate Olympus for such costs and to induce it to forego initiating discussions with other potential acquirors, (i) if this Agreement terminates because WMSB does not use all reasonable efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement (unless a condition set forth in Section 7.3 is not satisfied and such nonsatisfaction has not been the result of the failure of WMSB or NFSB to use all reasonable efforts to consummate this Agreement in accordance with the terms of this Agreement), (ii) if WMSB terminates this Agreement for any reason other than the grounds for termination set out in Sections 8.1(a), 8.1(b) or 8.1(c) or
(iii) if Olympus terminates this Agreement pursuant to Section 8.1(d)(ii), then WMSB shall pay to Olympus on demand (and in no event more than three days after such demand) in immediately available funds, Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

                  (b) The parties hereby acknowledge that, in negotiating and executing this Agreement and the Option and in taking the steps necessary or appropriate to effect the transaction contemplated hereby, WMSB has incurred and will incur direct and indirect monetary and other costs (including without limitation attorneys' fees and costs and costs of WMSB employee and management time) and will forego discussions with respect to other potential acquisitions. To compensate WMSB for such costs and to induce it to forego initiating discussions regarding other acquisitions, if (i) this Agreement terminates because Olympus does not use all reasonable efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement (unless a condition set forth in Section 7.3 is not satisfied and such nonsatisfaction has not been the result of the failure of Olympus or Olympus Bank to use all reasonable efforts to consummate this Agreement in accordance with the terms of this Agreement) or any of the events or circumstances described in Section 2(a) or 2(c) of the Option occurs; (ii) Olympus terminates this Agreement for any reason other than the grounds for termination set out in Sections 8.1(a), 8.1(b) or 8.1(d); or (iii) WMSB terminates this Agreement pursuant to Section 8.1(c)(iii), then Olympus shall be obligated to pay WMSB on demand (and in no event more than three days after such demand) in immediately available funds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), and in addition WMSB shall be entitled to receive any benefits under the Option. It is understood and agreed that this Section 8.2(b) does not limit or restrict in any way the events or circumstances upon which WMSB may exercise its options under the Option.

      If (a) each of the conditions set forth in Section 7.1 has been satisfied,
(b) WMSB has delivered to Olympus a written waiver of the conditions set forth in Section 7.2 hereof, and (c) Olympus has not yet published its financial statements for the year ended December 31, 1994, then, upon the written request of WMSB, Olympus and/or Olympus Bank shall, to the extent (i) permissible under generally accepted accounting principles (in the judgment of

Olympus' accountants) and (ii) permissible under applicable federal regulations and not objectionable to Olympus' regulators, reflect the following changes or adjustments on its income statement for the year ended December 31, 1994:


                        (i) adjustments to reflect a reduction of the market value of the real property located at 115 South Main Street, Salt Lake City, Utah 84111 below book value;

                      (ii) costs and expenses incurred or expected to be incurred in connection with the transactions contemplated hereby; and

                     (iii) charges for severance and other payments to officers and employees made or expected to be made in connection with the transactions contemplated hereby.

            8.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by any party, this Agreement shall forthwith become void (other than Section 6.4(b) hereof, which shall remain in full force and effect) and, except as and to the extent provided in Section 8.2, there shall be no further liability on the part of any party or its officers or directors except for the liability of WMSB and NFSB under Section 6.4(b), it being understood and agreed that termination of this Agreement shall not affect the rights of WMSB under the Option except as and to the extent expressly provided in the Option.

            8.4 AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Olympus, the parties may (a) amend this Agreement (including the Plans of Merger incorporated herein), (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the Merger by the Olympus stockholders, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement (or the Plans of Merger) that changes the amount or changes the form of consideration to be delivered to the Olympus stockholders (it being understood that any election by WMSB pursuant to Section 1(c)(iii) does not constitute an amendment or waiver). This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      9.    MISCELLANEOUS.


            9.1 EXPENSES. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses unless otherwise specified in this Agreement.

            9.2 SURVIVAL. Except for the covenants of Sections 6.4(b), 6.13, 6.14, 6.16, 6.17 and 6.18 the respective representations and warranties, covenants and agreements set forth in this Agreement and all Disclosure Schedules shall not survive the Effective Time.

            9.3 NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, by registered or certified mail (return receipt requested) or by cable, telecopier, or telex to the respective parties as follows:

                  (a)   If to WMSB, to:

                        Washington Mutual Savings Bank
                        1201 Third Avenue, Suite 1500
                        Seattle, Washington 98101
                        Attn: Craig E. Tall, Executive Vice President

                        With a copy to:

                        Foster Pepper & Shefelman
                        1111 Third Avenue, Suite 3400
                        Seattle, Washington 98101
                        Attn: Fay L. Chapman

                  (b)   If to Olympus or Olympus Bank, to:

                        Olympus Capital Corporation
                        115 South Main Street
                        Salt Lake City, Utah  84111
                        Attn: A. Blaine Huntsman

                        With a copy to:

                        Fried, Frank, Harris, Shriver & Jacobson
                        1001 Pennsylvania Avenue N.W.
                        Suite 800
                        Washington, D. C.  20004-2505
                        Attn: Thomas P. Vartanian

or such other address as shall be furnished in writing by any party to the others in accordance herewith, except that notices of change of address shall only be effective upon receipt.

            9.4 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement (except for Sections 1, 6.13, 6.14, 6.16, 6.17 and 6.18, which are intended to benefit third party beneficiaries).

            9.5 ENTIRE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

            9.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

            9.7 GOVERNING LAW. This Agreement, in all respects, including all matters of construction, validity and performance, is governed by the internal laws of the state of Washington as applicable to contracts executed and delivered in Washington by citizens of such state to be performed wholly within such state without giving effect to the principles of conflicts of laws thereof. This Agreement is being delivered in Seattle, Washington.

            9.8 HEADINGS. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                                    WASHINGTON MUTUAL SAVINGS BANK




Dated: July 27, 1994                By: Craig E. Tall
                                        -----------------------------------
                                      Its Executive Vice President
                                          ---------------------------------


                                    WASHINGTON MUTUAL FEDERAL
                                    SAVINGS BANK




Dated: July 27, 1994                 By: Craig E. Tall
                                        -----------------------------------
                                       Its Executive Vice President
                                           --------------------------------



                                    OLYMPUS CAPITAL CORPORATION




Dated: July 27, 1994                 By: A. Blaine Huntsman
                                       ----------------------------------
                                       Its Chairman & CEO
                                          -------------------------------



                                    OLYMPUS BANK




Dated: July 27, 1994                By: A. Blaine Huntsman
                                       ----------------------------------
                                       Its Chairman & CEO
                                           ------------------------------

                             AGREEMENT FOR MERGER

                                     AMONG

                        WASHINGTON MUTUAL SAVINGS BANK,

                    WASHINGTON MUTUAL FEDERAL SAVINGS BANK

                                      AND

                          OLYMPUS CAPITAL CORPORATION

                               OLYMPUS BANK, A

                             FEDERAL SAVINGS BANK




                                  DATED AS OF


                                 JULY 22, 1994

                               TABLE OF CONTENTS


                                                                        PAGE


1.    MERGER.............................................................-1-

2.    EFFECTIVE TIME; CLOSING............................................-6-

3.    OPTION TO PURCHASE CERTAIN SHARES..................................-6-

4.    REPRESENTATIONS AND WARRANTIES OF OLYMPUS AND OLYMPUS BANK.........-7-
      4.1   ORGANIZATION, POWER, GOOD STANDING, ETC......................-7-
      4.2   CAPITALIZATION...............................................-8-
      4.3   LOAN PORTFOLIO...............................................-9-
      4.4   REPORTS.....................................................-10-
      4.5   AUTHORITY...................................................-11-
      4.6   NO VIOLATION................................................-11-
      4.7   CONSENTS AND APPROVALS......................................-12-
      4.8   FINANCIAL STATEMENTS........................................-12-
      4.9   BROKERAGE...................................................-13-
      4.10  ABSENCE OF CERTAIN CHANGES OR EVENTS........................-13-
      4.11  LITIGATION, ETC.............................................-13-
      4.12  TAXES AND TAX RETURNS.......................................-14-
      4.13  EMPLOYEES; EMPLOYEE BENEFIT PLANS...........................-14-
      4.14  OLYMPUS AND OLYMPUS BANK INFORMATION........................-18-
      4.15  COMPLIANCE WITH APPLICABLE LAW..............................-18-
      4.16  CONTRACTS AND AGREEMENTS....................................-19-
      4.17  AFFILIATE TRANSACTIONS......................................-19-
      4.18  DISCLOSURE..................................................-20-
      4.19  TITLE TO PROPERTY...........................................-21-
      4.20  INSURANCE...................................................-22-
      4.21  POWERS OF ATTORNEY..........................................-22-
      4.22  EMPLOYEE STOCK BONUS PLAN...................................-22-
      4.23  COMMUNITY REINVESTMENT ACT COMPLIANCE.......................-22-
      4.24  AGREEMENTS WITH BANK REGULATORS.............................-23-

5.    REPRESENTATIONS AND WARRANTIES OF WMSB............................-23-
      5.1   CORPORATE ORGANIZATION......................................-23-
      5.2   AUTHORITY...................................................-24-
      5.3   NO VIOLATION................................................-24-
      5.4   CONSENTS AND APPROVALS......................................-25-
      5.5   WMSB INFORMATION............................................-25-
      5.6   SUFFICIENT RESOURCES........................................-25-
      5.7   CAPITALIZATION, INVESTMENTS.................................-25-
      5.8   FINANCIAL STATEMENTS........................................-26-
      5.9   ABSENCE OF MATERIAL ADVERSE CHANGE..........................-27-
      5.10  LITIGATION..................................................-27-
      5.11  BROKERAGE...................................................-27-
      5.12  REPORTS.....................................................-28-
      5.13  DISCLOSURE..................................................-28-
      5.14  CRA COMPLIANCE..............................................-28-

      5.15  AGREEMENTS WITH BANK REGULATORS.............................-28-
      5.16  COMPLIANCE WITH APPLICABLE LAW..............................-29-

6.    COVENANTS OF THE PARTIES..........................................-29-
      6.1   CONDUCT OF THE BUSINESS OF OLYMPUS..........................-29-
      6.2   NO SOLICITATION.............................................-32-
      6.3   CURRENT INFORMATION.........................................-32-
      6.4   ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY...........-33-
      6.5   REPORTS.....................................................-34-
      6.6   REGULATORY MATTERS..........................................-34-
      6.7   APPROVAL OF OLYMPUS STOCKHOLDERS............................-35-
      6.8   FURTHER ASSURANCES..........................................-35-
      6.9   DISCLOSURE SUPPLEMENTS......................................-35-
      6.10  PUBLIC ANNOUNCEMENTS........................................-36-
      6.11  FAILURE TO FULFILL CONDITIONS...............................-36-
      6.12  ASSIGNMENT OF CONTRACT RIGHTS...............................-36-
      6.13  EMPLOYEES; EMPLOYEE BENEFIT PLANS...........................-36-
      6.14  INDEMNIFICATION OF OLYMPUS DIRECTORS AND OFFICERS...........-39-
      6.15  STOCK OPTION PLANS..........................................-40-
      6.16  POST-CLOSING FINANCIAL STATEMENTS...........................-40-
      6.17  CONSULTING AND NONCOMPETITION AGREEMENT.....................-40-
      6.18  POST-MERGER ACTIONS.........................................-41-

7.    CLOSING CONDITIONS................................................-41-
      7.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT.-41-
      7.2   CONDITIONS TO THE OBLIGATIONS OF WMSB UNDER THIS AGREEMENT..-43-
      7.3   CONDITIONS TO THE OBLIGATIONS OF OLYMPUS UNDER THIS
            AGREEMENT...................................................-45-

8.    TERMINATION, AMENDMENT AND WAIVER.................................-46-
      8.1   TERMINATION.................................................-46-
      8.2   BREAK-UP FEE................................................-47-
      8.3   EFFECT OF TERMINATION.......................................-49-
      8.4   AMENDMENT, EXTENSION AND WAIVER.............................-49-

9.    MISCELLANEOUS.....................................................-50-
      9.1   EXPENSES....................................................-50-
      9.2   SURVIVAL....................................................-50-
      9.3   NOTICES.....................................................-50-
      9.4   PARTIES IN INTEREST.........................................-51-
      9.5   ENTIRE AGREEMENT............................................-51-
      9.6   COUNTERPARTS................................................-51-
      9.7   GOVERNING LAW...............................................-51-
      9.8   HEADINGS....................................................-52-

                                  EXHIBITS


      Exhibit A-1             Plan of Merger

      Exhibit A-2             Plan of Merger
                              (Stock and Cash Transaction)

      Exhibit B-1             "Affiliates" List

      Exhibit B-2             Form of "Affiliate" Letter

      Exhibit C               Stock Option Agreement

      Exhibit D               Consulting and Noncompetition Agreement

      Exhibit E               Kimball, Parr, Waddoups, Brown &
                              Gee Opinion

      Exhibit F               Foster Pepper & Shefelman Opinion

                                  SCHEDULES


Disclosure Schedule 4.1(b) (Subsidiaries & Investment
                           Entities)

Disclosure Schedule 4.1(d) (Equity Securities Owned)

Disclosure Schedule 4.2 (Outstanding Stock Options)

Disclosure Schedule 4.3(a) (Defenses to Loans)

Disclosure Schedule 4.3(b) (Loans in Excess of $250,000)

Disclosure Schedule 4.3(c) (Delinquent Loans)

Disclosure Schedule 4.3(f) (Loan Participation Information)

Disclosure Schedule 4.6 (Agreements Requiring Third Party Consent
                        to Transfer)

Disclosure Schedule 4.10 (Changes From the March 1994 Financial
                         Statements)

Disclosure Schedule 4.11 (Litigation Report)

Disclosure Schedule 4.13(a)(i) (Employment Contracts)

Disclosure Schedule 4.13(a)(ii) (Benefit Plans Containing Change
                                of Control Provisions)

Disclosure Schedule 4.13(b) (Employees Receiving Compensation
                            in Excess of $50,000)

Disclosure Schedule 4.13(c) (Claims Regarding Employment
                            Practices)

Disclosure Schedule 4.13(e)(i) (Benefit Plans)

Disclosure Schedule 4.13(e)(ii) (Audits and Investigations of
                                Benefit Plans)

Disclosure Schedule 4.13(e)(iii) (Plan Qualification)

Disclosure Schedule 4.13(e)(viii) (Post-Retirement Benefit Plans)

Disclosure Schedule 4.13(e)(ix)(A) (Severance Pay Plans)

Disclosure Schedule 4.13(e)(ix)(B) (Termination Payments)

Disclosure Schedule 4.15(b) (Olympus Compliance With Applicable Laws)

Disclosure Schedule 4.16(b) (Material Contracts)

Disclosure Schedule 4.17 (Affiliated Party Transactions)

Disclosure Schedule 4.19(a) (Title to and Leases of Real Property)

Disclosure Schedule 4.19(b) (Environmental Disclosure)

Disclosure Schedule 4.19(c) (Personal Property)

Disclosure Schedule 4.20 (Insurance Policies)

Disclosure Schedule 5.9 (WMSB Changes Since March 31, 1994)

Disclosure Schedule 5.10 (WMSB Litigation Report)

Disclosure Schedule 5.16(b) (WMSB Compliance With Applicable Laws)

Disclosure Schedule 6.13(b) (List of Officers)